UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No. )

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Nesco Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NESCO HOLDINGS, INC.
6714 Pointe Inverness Way, Suite 220
Fort Wayne, Indiana 46804

May 1, 2020

Dear Nesco Holdings Stockholder:

On behalf of the Board of Directors and management of Nesco Holdings, Inc., I invite you to attend remotely the 2020 Annual Meeting of Stockholders (the “Annual Meeting”). Based on the information and guidance currently available surrounding the emerging public health impact of the coronavirus outbreak (COVID-19), we have made the decision that this year’s Annual Meeting will be virtual only.

The Annual Meeting will be held on Thursday, June 11, 2020 at 9 a.m. Eastern Time. It will be conducted via live webcast, and you will be able to participate online at www.virtualshareholdermeeting.com/NSCO2020. You may submit questions both before and during the meeting and will be able to vote your shares electronically. The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement includes details regarding how to join the Annual Meeting and the business to be conducted at the Annual Meeting.

I hope that you will be able to join the Annual Meeting. If you do not plan to attend, I strongly encourage you to vote as soon as possible to ensure that your shares are represented at the Annual Meeting. The accompanying Proxy Statement explains more about voting. Please read it carefully.

We sincerely appreciate your continued support.

Sincerely,

Lee Jacobson
Chief Executive Officer and Director

NESCO HOLDINGS, INC.
6714 Pointe Inverness Way, Suite 220
Fort Wayne, Indiana 46804
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 9 a.m. Eastern Time on Thursday, June 11, 2020

Dear Stockholders of Nesco Holdings, Inc.:

We cordially invite you to attend the 2020 annual meeting of stockholders (the “Annual Meeting”) of Nesco Holdings, Inc., a Delaware corporation, which will be held on Thursday, June 11, 2020 at 9:00 a.m. Eastern Time, for the following purposes, as more fully described in the accompanying proxy statement:
1.     To elect three Class A directors to serve until the 2023 annual meeting of stockholders and until their successors are duly elected and qualified;
2.     To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020;
3.     To approve an amendment to increase the number of shares available under our 2019 Omnibus Incentive Plan; and
4.     To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
The Annual Meeting will be conducted via live webcast, and you will be able to participate online at www.virtualshareholdermeeting.com/NSCO2020. You may submit questions both before and during the meeting and will be able to vote your shares electronically.
Our board of directors has fixed the close of business on April 17, 2020 as the record date for the Annual Meeting. Only stockholders of record on April 17, 2020 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

 YOUR VOTE IS IMPORTANT. We urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure that your shares are represented, regardless of whether you plan to attend the Annual Meeting. For additional instructions on voting by the Internet, please refer to your proxy card. Returning the proxy does not deprive you of your right to attend the Annual Meeting electronically and to vote your shares at the Annual Meeting.

We sincerely appreciate your continued support.

By order of the Board of Directors,

Bruce Heinemann
Chief Financial Officer and Secretary
Fort Wayne, Indiana
May 1, 2020

NESCO HOLDINGS, INC.

PROXY STATEMENT
FOR
2020 ANNUAL MEETING OF STOCKHOLDERS

PROCEDURAL MATTERS
     This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2020 annual meeting of stockholders of Nesco Holdings, Inc., a Delaware corporation (“Nesco” or the “Company”), and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on Thursday, June 11, 2020, at 9 a.m. Eastern Time via live webcast, and you will be able to participate online at www.virtualshareholdermeeting.com/NSCO2020. You may submit questions both before and during the meeting and will be able to vote your shares electronically.
            The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
How do I attend the Annual Meeting?
            The meeting will be held on Thursday, June 11, 2020, at 9 a.m. Eastern Time. The Annual Meeting will be conducted via live webcast, and you will be able to participate online at www.virtualshareholdermeeting.com/NSCO2020. Information on how to vote in person at the Annual Meeting is discussed below.
            To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m. Eastern Time, and you should allow ample time for the check-in procedures.
Why is the Annual Meeting only Virtual?
            Due to the information and guidance currently available surrounding the emerging public health impact of the coronavirus outbreak (COVID-19), this year’s Annual Meeting will be virtual only. The health and well-being of our employees, stockholders and partners are important to us. Holding the Annual Meeting as a virtual only meeting allows us to reach the broadest number of stockholders while maintaining our commitment to health and safety.
Why did I receive a Notice of Internet Availability instead of a paper copy of proxy materials?
            The rules of the Securities and Exchange Commission (the “SEC”) permit us to furnish proxy materials, including this proxy statement, to our stockholders by providing access to such documents on the internet instead of mailing printed copies. If you received a Notice of Internet Availability, you will not receive a printed copy of the proxy materials unless you specifically request a printed copy. The Notice of Internet Availability will instruct you how to access and review all of the important information contained in the proxy materials. The Notice of Internet Availability also instructs you how to submit your proxy on the Internet and how to vote by telephone. If you would like to receive a printed or emailed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.
Who can vote at the Annual Meeting?
            Holders of our common stock as of the close of business on April 17, 2020, the record date for the Annual Meeting, may vote at the Annual Meeting. As of the record date, there were 49,033,903 shares of our common stock issued and outstanding and entitled to vote, which includes the shares of common stock that formed a portion of our then-outstanding units. Each unit was listed on the New York Stock Exchange (the “NYSE”) under the symbol NSCO as of the record date and consisted of one share of our common stock and one-third of a warrant to purchase one share of our common stock. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of common stock is entitled to one vote on each proposal.
            Registered Stockholders.    If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote live at the Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”

            Street Name Stockholders.    If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and your broker or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock live at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”
What matters am I voting on?
        You will be voting on:

•	the election of three Class A directors to serve until the 2023 annual meeting of stockholders and until their successors are duly elected and qualified;

•	a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020;

•	a proposal to amend our 2019 Omnibus Incentive Plan to increase the number of shares available for the grant of awards from 3,150,000 shares to 6,150,000 shares; and

•	any other business as may properly come before the Annual Meeting.
How does the board of directors recommend I vote on these proposals?
        Our board of directors recommends a vote:

•	“FOR” the election of Lee Jacobson, L. Dyson Dryden and Jennifer Gray as Class A directors;

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020; and

•	“FOR” the amendment to increase the number of shares available for the grant of awards under our 2019 Omnibus Incentive Plan from 3,150,000 shares to 6,150,000 shares.
How many votes are needed for approval of each proposal?

•
Proposal No. 1:  The election of directors requires a plurality of the voting power of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the nominees who receive the largest number of votes cast “For” such nominees are elected as directors. As a result, any shares not voted “For” a nominee (whether because of stockholder abstention, “Withhold” votes or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “For” or “Withhold” on each of the nominees for election as a director.

•
Proposal No. 2:  The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020 requires the affirmative vote of a majority of the votes cast. Abstentions will not be considered votes cast for the foregoing proposal and will have no effect on the vote for this proposal. This proposal is a “routine” matter for which we do not expect any broker non-votes. Any broker non-votes will have the same effect as a vote “Against” this proposal.

•
Proposal No. 3:  The approval of the amendment of the 2019 Omnibus Incentive Plan (as defined below) to increase the number of shares available for the grant of awards from 3,150,000 shares to 6,150,000 shares requires the affirmative vote of a majority of the votes cast. Under NYSE guidance, abstentions will be treated as votes cast for the foregoing proposal and will have the same effect as “Against” votes. This proposal is a “non-routine” matter for which any broker non-votes will not be treated as votes cast and will have no effect on the vote for this proposal.

What is a quorum?
            A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our bylaws and Delaware law. The presence, in person or by remote communication, or represented by proxy, of a majority of the voting power of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

How do I vote?

•	by completing and mailing your proxy card (if you received printed proxy materials);

•
by telephone: 1-800-690-6903, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on June 10, 2020 (use any touch-tone telephone to transmit your voting instructions and have your proxy card with you when you call and follow the instructions);

•
by Internet prior to the meeting, at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on June 10, 2020 (have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form); or

•	by Internet during the meeting, at www.virtualshareholdermeeting.com/NSCO2020.
            Even if you plan to join the Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the Annual Meeting.
            If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee to direct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning a voting instruction form, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 17, 2020.
What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote online, by completing a proxy card or in person at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020. Your broker will not have discretion to vote on any other proposals, which are “non-routine” matters, absent direction from you.
What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the three nominees for director, “For” the ratification of Deloitte & Touche LLP as independent auditors for fiscal 2020 and “For” the approval of the amendment to our 2019 Omnibus Incentive Plan to increase the shares available for the grant from 3,150,000 to 6,150,000. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using the individual’s best judgment. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.
Can I change my vote or revoke my proxy?
            Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•	entering a new vote by Internet until 11:59 p.m. Eastern Time on June 10, 2020 (have your proxy card in hand when you visit the website);

•	entering a new vote by telephone;

•	completing and returning a later-dated proxy card;

•	notifying Bruce Heinemann, the Chief Financial Officer and Secretary of Nesco Holdings, Inc., in writing, at Nesco Holdings, Inc., 6714 Pointe Inverness Way, Suite 220, Fort Wayne, Indiana 46804; or

•	attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

What do I need to do to attend the Annual Meeting?
        If you plan to attend the meeting, you must be a holder of Company shares as of the record date of April 17, 2020.
        On the day of the meeting, online check-in will begin at 8:45 a.m. Eastern Time. Each stockholder will be required to present for online check-in 16-digit control number included on your Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials. If you are a street name stockholder holding your shares through a broker, bank, trustee or other nominee, you should contact your broker, bank, trustee or other nominee to obtain your 16-digit control number. If you lose your 16-digit control number, you may join as a “Guest” but you will not be able to vote or ask questions.
            Please allow ample time for online check-in. The online check-in procedures may be delayed.
What is the effect of giving a proxy?
            Proxies are solicited by and on behalf of our board of directors. Our board of directors has designated Lee Jacobson, Bruce Heinemann and Kevin Kapelke as proxy holders. The shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder when properly dated, executed and returned. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.
How are proxies solicited for the Annual Meeting?
            Our board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.
Where can I find the voting results of the Annual Meeting?
            We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
            We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of our proxy materials, to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of our proxy materials, to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of our proxy materials, such stockholder may contact us at:
Nesco Holdings, Inc.
Attention: Investor Relations
6714 Pointe Inverness Way, Suite 220
Fort Wayne, IN 46804
        Street name stockholders may contact their broker, bank or other nominee to request information about householding.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
            Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2021 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than February 11, 2021. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:
Nesco Holdings, Inc.
Attention: Investor Relations
6714 Pointe Inverness Way, Suite 220
Fort Wayne, IN 46804
            Our bylaws also establish a notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such annual meeting, (ii) otherwise properly brought before such annual meeting by or at the direction of our board of directors or (iii) properly brought before such meeting by a stockholder of record entitled to vote at such annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our bylaws. To be timely for the 2021 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

•	not earlier than February 11, 2021; and

•	not later than March 13, 2021.
            If we hold the 2021 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, then, for notice by the stockholder to be timely, it must be received by our Secretary not later than the 90th day prior to such annual meeting, or if later, the tenth day following the day on which public disclosure of the date of such annual meeting is first made.
            If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.
Nomination of Director Candidates
            Our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Secretary within the time periods described above under the section titled “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.
Availability of Bylaws
            A copy of our bylaws is available via the SEC’s website at http://www.sec.gov. You may also contact our Secretary at the address set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
            Our business and affairs are managed under the direction of our board of directors. Our board of directors consists of ten directors. Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our board of directors has determined that Messrs. Plummer, Kimmelman, D’Argenio, Stoops, Dryden, Ein, Holthaus and Himler, and Ms. Gray, representing nine of our ten directors, are “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE.
            The following table sets forth the names, ages as of March 12, 2020, and certain other information for each of the members of our board of directors with terms expiring at the Annual Meeting and for each of the continuing members of our board of directors:

	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Directors with Terms Expiring at the Annual Meeting/Nominees
Lee Jacobson	A	66	Chief Executive Officer and Director	2019	2020	2023
L. Dyson Dryden(1)(3)	A	44	Director	2019	2020	2023
Jennifer Gray	A	38	Director	2019	2020	2023
Continuing Directors
Rahman D’Argenio(3)	B	41	Director	2019	2021	—
Matthew Himler	B	33	Director	2019	2021	—
Gerard E. Holthaus(1)	B	70	Director	2020	2021	—
Jeffrey Stoops(2)(3)	B	61	Director	2019	2021	—
William Plummer(1)	C	61	Director (Chairman)	2019	2022	—
Mark Ein(2)	C	55	Director (Vice Chairman)	2019	2022	—
Doug Kimmelman(2)	C	59	Director	2019	2022	—

(1)    Member of the Audit Committee
(2)    Member of the Nominating Committee
(3)    Member of the Compensation Committee

Nominees for Director
            Lee Jacobson.    Mr. Jacobson joined Nesco as its Chief Executive Officer in 2012 and has served in such capacity since. Prior to joining Nesco, Mr. Jacobson spent 10 years with the Terex Utilities Division in multiple capacities, including Vice President & General Manager, Vice President of Commercial Operations, Vice President of Sales and Vice President of Business Development. Prior to his time at Terex, Mr. Jacobson served as the executive Vice President of Pacific Utility Equipment for two years. Mr. Jacobson received a B.S. in Business Administration from the University of Oregon and is a retired certified public accountant in the state of Oregon. We believe that Mr. Jacobson’s extensive experience in the utility equipment rental and sales industry as well as extensive leadership experience in operating and advising similar companies qualifies him to serve on our board of directors.

Mr. Jacobson was selected to serve on our board of directors due to his knowledge of the Company and our business.

            L. Dyson Dryden.    Dyson Dryden served as President, Chief Financial Officer and a member of the board of directors of Capitol Investment Corp. IV from inception until the completion of the business combination with Nesco and since such time has served as director of Nesco. From July 2015 until it completed its business combination with Cision in June 2017, Mr. Dryden was the President, Chief Financial Officer and a Director of Capitol III. Mr. Dryden continued to serve as a director of Cision Ltd. until January 2020. From March 2013 to July 2015, Mr. Dryden served as the Chief Financial Officer and a Director of Capitol II. Mr. Dryden has continued to serve as a director of Lindblad Expeditions since July 2015. From August 2005 to February 2013, Mr. Dryden worked in Citigroup’s Investment Banking division in New York, most recently as a Managing Director where he led the coverage effort for a number of the firm’s Global Technology, Media and Telecommunications clients. From 2000 to 2005, Mr. Dryden held the titles of Associate and Vice President at Jefferies & Company, a middle market investment banking firm. From 1998 to 2000, Mr. Dryden worked in the investment banking group at BB&T Corporation. Mr. Dryden is Vice Chairman of CDS Logistics Management, Inc., one of the largest providers of home improvement product delivery services in the United States. Mr. Dryden is also a member of the Board of Directors of Washington E-Sports Ventures, LLC, founded to purchase an Overwatch League Team and build other e-sports teams that will represent the capital region from Baltimore to Richmond including Washington D.C. and all of Maryland and Virginia. Mr. Dryden holds a B.S. in Business Administration with a dual concentration in finance and management from the University of Richmond.

            Mr. Dryden was selected to serve on our board of directors due to his experience in finance and management.

            Jennifer Gray.    Ms. Gray has served on the board of directors of Nesco since 2019. Ms. Gray joined Energy Capital Partners in 2008 where she currently serves as a Managing Director, Counsel and Chief Compliance Officer in addition to serving as the chair of the Compliance/ESG Committee and an observer on the Valuation Committee. In addition, Ms. Gray has been actively involved with the business operations and management of numerous ECP portfolio companies in addition to the structuring and legal negotiations of such companies. Prior to joining Energy Capital Partners, Ms. Gray was an associate at the law firm of Latham & Watkins LLP where she represented both lenders and borrowers in joint venture, financing acquisition and development transactions. Ms. Gray received both a B.S. in International Business and a J.D. from Pepperdine University.

            Ms. Gray was selected to serve on our board of directors due to her experience in legal compliance.

Directors Continuing in Office Until the 2021 Annual Meeting
            Rahman D’Argenio.    Mr. D’Argenio has served on the board of directors of Nesco since 2019. Mr. D’Argenio joined Energy Capital Partners in 2010 and is currently a partner and a member of Investment Committee of Energy Capital Partners (“ECP”) where he is involved in all areas of the firm’s investment activities, with particular emphasis on fossil and renewable power generation and energy related services. Prior to joining ECP, Mr. D’Argenio spent seven years at First Reserve Corporation, an international energy-focused private equity firm based in Greenwich, Connecticut where his responsibilities included a leadership role in power, financial services and coal related investments. Prior to that, Mr. D’Argenio worked in the Energy & Utilities Investment Banking Group at Deutsche Bank Securities for approximately three years. Prior to that, Mr. D’Argenio began his career in the structured finance group at Sempra Energy Trading. Mr. D’Argenio currently serves on the boards of Sunnova Energy Corp., CM Energy, Triton Power Partners LP, and PLH Group, Inc. Previously, Mr. D’Argenio served on the boards of Brayton Point Power, LLC, EquiPower Resources Corp., Odessa Power Holdings, LLC and Red Oak Power Holdings, LLC. Mr. D’Argenio received a B.A. in Mathematics and Economics from the University of Pennsylvania.

            Matthew Himler.    Mr. Himler has served on the board of directors of Nesco since 2019. Mr. Himler is currently a Principal at Energy Capital Partners. At ECP, Mr. Himler is involved in all areas of the firm’s investment activities and currently sits on the board of NESCO Holdings Inc. (NYSE: NSCO), Continental Intermodal Group, LP and NCSG Crane & Heavy Haul. He previously sat on the ProPetro Holding Corp (NYSE: PUMP), one of the largest completion service businesses in the Permian basin. Prior to joining ECP in 2012, Mr. Himler worked at Lazard Frères & Co in New York advising power, utility and infrastructure clients on M&A and corporate strategy. Mr. Himler received his B.A. in Economics and Political Science from Amherst College in 2009.

            Gerard E. Holthaus.    Mr. Holthaus has served on the board of directors of Nesco since 2020. Mr. Holthaus is the non-executive Chairman of the Board of WillScot Corp, a leading provider of modular space solutions in North America. He is the former non-executive chairman of Algeco Scotsman Global S.à.r.l., the leading global provider of modular space solutions. He previously served as executive chairman and CEO of Algeco Scotsman, where he was responsible for its North American and European operations, and as executive chairman, president and CEO of WSII prior to its acquisition by Algeco Scotsman in 2007. Mr. Holthaus is also a former director of BakerCorp International, Inc. and Neff Corporation, two equipment rental companies that completed strategic sales. Mr. Holthaus is also currently Non-Executive Chairman of FTI Consulting. Mr. Holthaus brings a record of success in the specialty equipment rental arena complemented by his strong financial background, which we believe makes him a well suited addition to serve on our board of directors and audit committee.

            Jeffrey A. Stoops.    Mr. Stoops has served on the board of directors of Nesco since 2019. Mr. Stoops joined SBA Communications Corporation in 1997 and has been the Chief Executive Officer since 2002. He was appointed a director of the company in 1999. He previously served as Chief Financial Officer and General Counsel where he was responsible for finance activities, capital markets, mergers and acquisitions and legal affairs of the organization, including the purchase of the first towers for the company. Before joining SBA, he was a partner in Gunster, a law firm in Florida, where he worked for thirteen years in the corporate, securities and mergers and acquisitions areas. Mr. Stoops is a current director and past chairman of the Board of the Wireless Industry Association (WIA), the trade organization of the wireless communications infrastructure industry. He currently serves as Chairman of the Board of Trustees of the Raymond F. Kravis Center for the Performing Arts in West Palm Beach, Florida; and is a member of the Boards of Directors of Seminole Boosters, Inc., The Community Foundation of Palm Beach and Martin Counties an Nicklaus Children’s Charity, Inc. which is the entity responsible for managing the Honda Classic professional golf tournament held annually in Palm Beach Gardens, Florida. Mr. Stoops is the former chairman of the Board of St. Andrew’s School, Boca Raton, Florida. He graduated with a Bachelor’s and Juris Doctor’s degrees from Florida State University.

Directors Continuing in Office Until the 2022 Annual Meeting
            William Plummer.    Mr. Plummer has served on the board of directors of Nesco since 2019. Mr. Plummer served as the executive vice president and chief financial officer of United Rentals, Inc., a publicly-traded equipment rental company, from December 2008 until October 2018, remaining with the company in an advisory capacity until January 31, 2019. Mr. Plummer has more than two decades of financial leadership experience, including positions as chief financial officer of Dow Jones & Company and vice president and treasurer of Alcoa Inc. Previously, he held executive positions with Mead Corporation and General

Electric Capital Corporation. Mr. Plummer currently serves on the boards of public companies, including Global Payments, Inc., a leader in payment processing and technology, and Waste Management, Inc., a leader in waste collection and disposal. Previously, he served on the boards of John Wiley & Sons, Inc., a global publishing and education services company, and UIL Holdings Corporation, an electric and natural gas utility company. Mr. Plummer received a B.S. and a M.S. in Aeronautics and Astronautics from the Massachusetts Institute of Technology and an M.B.A. from Stanford University.

            Mark D. Ein.    Mr. Ein served as Chairman, Chief Executive Officer and a member of the board of directors of Capitol Investment Corp. IV from inception until the completion of the business combination with Nesco and since such time has served as director and Vice Chairman of Nesco. Mr. Ein is an investor, entrepreneur and philanthropist, who has created, acquired, invested in and built a series of growth companies across a diverse set of industries over the course of his 30-year career. During this time, Mr. Ein has been involved in the founding or early stages of six companies that have been worth over one billion dollars and has led over $1.8 billion of private equity, venture capital and public company investments.  Mr. Ein was the Chairman and CEO of Capitol I, II, III and IV. Mr. Ein is currently Chairman of the Board of Lindblad Expeditions (NASDAQ:LIND), a global leader in marine expedition travel and a private sector thought leader on environmental conservation, and Vice-Chairman of the Board of Nesco Holdings, Inc. (NYSE:NSCO), a leading provider of specialty rental equipment to the electric utility, telecom, and rail end-markets. Previously, Mr. Ein was the Vice-Chairman and Co-Founder of Two Harbors Investment Corp (NYSE:TWO), one of the largest residential mortgage REITs that today has a market capitalization of approximately $4.0 billion that was formed through a merger with Capitol I, and Vice-Chairman of Cision (NYSE:CISN), the leading provider of cloud-based software for the communications and PR industries that was formed through a merger with Capitol III. He is also a member of the board of Soho House Limited, one of the leading private members clubs in the world with houses across the globe. Mr. Ein is also the Founder and Chief Executive Officer of Venturehouse Group, LLC and Leland Investment Co., holding companies that create, invest in and build growth businesses in a range of industries. Among the current majority-owned companies in the portfolios are Kastle Systems, LLC, the country’s leading provider of building and office security systems acquired in January 2007 and VSGi, a nationwide provider of videoconferencing solutions acquired in 2001. Mr. Ein is Chairman of both companies. Mr. Ein is the Founder and Owner of the Washington Kastles WTT franchise that has won the league championship six of its twelve years since its founding and set the record for the longest winning streak in US pro team sports history winning 34 straight matches from 2011 through 2013. In September 2018, Mr. Ein founded the Washington Justice esports franchise in the Overwatch League bringing the premier global esports league to the greater Washington, DC region. Also, in 2018, Mr. Ein acquired the Washington City Paper, the renowned weekly paper serving the Washington, DC metropolitan area since 1981. In 2019, Ein took over management and operation of the Citi Open in Washington, DC, one of the five largest tennis events in the U.S. and one of only five major tournaments in the U.S. featuring players from both the ATP and WTA Tours competing simultaneously. A native of the Washington area, he actively supports many community, charitable and cultural organizations and currently serves on the boards of the DC Public Education Fund (as Chairman since 2010, the Fund has raised $140 million of philanthropic support for DC Public Schools), the Smithsonian National Museum of Natural History, DC College Access Program (DC-CAP), and DC Policy Center (Co-Founder). He formerly served on the Board of the United States Tennis Association (USTA) from 2012-2018 (serving as a Vice President of the Board from 2016-2018). Mr. Ein has been a member of the World Economic Forum since 2016, and the Gridiron Club, the oldest and one of the most prestigious journalistic organizations in Washington, DC. He has won numerous awards including the Washington Business Hall of Fame, Washington DC Business Leader of the Year from the Chamber of Commerce in 2011 and 2019, the Jefferson Award (the nation’s highest honor for public service), Washington Business Journal Top Corporation for Philanthropy (Small Companies), Washington Business Journal Power 100, Entrepreneur of the Year Awards from Ernst and Young and the National Foundation for Teaching Entrepreneurship (NFTE). In September 2009, Washington DC Mayor Adrian Fenty presented Mr. Ein with the Key to the City, highlighting his Washington Kastles success on the court and, “for their commitment to the District’s communities and our youth.” Prior to starting his firm, Mr. Ein worked for The Carlyle Group, Brentwood Associates and Goldman Sachs. He received his BS in Economics with a concentration in finance from The Wharton School of the University of Pennsylvania and his MBA from The Harvard Business School.

            Doug Kimmelman.    Mr. Kimmelman has served on the board of directors of Nesco since 2019. Mr. Kimmelman established ECP in April 2005 and has since served as its Senior Partner. He is also a member of ECP’s Management Committee and Investment Committee. Prior to founding ECP, Mr. Kimmelman spent 22 years with Goldman Sachs, starting in 1983 in the firm’s Pipeline and Utilities Department within the Investment Banking Division. He was named a General Partner of the firm in 1996 and remained exclusively focused on the energy and utility sectors in the Investment Banking Division until 2002 when he transferred to the firm’s J. Aron commodity group to help form a new business for the firm in becoming an intermediary in electricity trading markets. While with the J. Aron commodity group, he was instrumental in developing the Constellation Power Source concept as the initial entry point for Goldman Sachs as a principal into electricity markets. Mr. Kimmelman also played a leadership role at Goldman Sachs in building a principal investing business in power generation and related energy assets. Mr. Kimmelman currently serves on the boards of Calpine Corporation, US Development Group, LLC, USD Partners, LP (NYSE: USDP) and Sunnova Energy Corp. Mr. Kimmelman received a B.A. in Economics from Stanford University and an M.B.A. from the Wharton School at the University of Pennsylvania.

Director Independence
            Our common stock is listed on the NYSE, and as a result, we adhere to the rules of such exchange in determining whether a director is independent. Our board of directors has consulted, and will consult, with its counsel to ensure that the board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. The NYSE listing standards generally define an “independent director” as a person, other than an executive officer of a company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The parties have determined that Messrs. Plummer, Kimmelman, D’Argenio, Stoops, Dryden, Ein, Holthaus and Himler, and Ms. Gray, are considered independent directors.
Board Leadership Structure and Role in Risk Oversight
            Our board of directors recognizes that the leadership structure and combination or separation of the Chief Executive Officer and Chairman roles is driven by the needs of the Company at any point in time. As a result, no policy exists requiring combination or separation of leadership roles and our governing documents do not mandate a particular structure. Our board has the flexibility to establish the most appropriate structure for the Company at any given time.

            Our board of directors oversees the risk management activities designed and implemented by management of the Company. Our board of directors executes its oversight responsibility both directly and through its committees. Our board of directors also considers specific risk topics, including risks associated with our strategic initiatives, business plans and capital structure. Our management, including its executive officers, is primarily responsible for managing the risks associated with operation and business of the company and will provide appropriate updates to the board of directors and the audit committee. Our board of directors has delegated to the audit committee oversight of its risk management process, and our other committees also consider risk as they perform their respective committee responsibilities. All committees report to the board of directors as appropriate, including when a matter rises to the level of material or enterprise risk.
Meetings and Committees of the Board of Directors
            During the fiscal years ended December 31, 2019 and 2018, our board of directors held five and three meetings, respectively. We expect our directors to attend all board meetings and any meetings of committees of which they are members and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Each of our current directors attended more than 75% of the meetings of the board and meetings of committees of which he or she was a member in fiscal year 2019 and 2018. Although we do not have any formal policy regarding director attendance at stockholder meetings, we attempt to schedule meetings so that all directors can attend.

            We have a separately standing audit committee, compensation committee, and nominating committee. The audit committee is composed of three independent directors and our compensation committee and nominating committee are composed solely of independent directors.
Audit Committee
            Messrs. Plummer, Dryden and Holthaus currently serve as members of our audit committee. Each member of the audit committee is financially literate and our board of directors has determined that each member of the audit committee qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

            The audit committee will at all times be composed exclusively of “independent directors,” as defined for audit committee members under the NYSE listing standards and the rules and regulations of the SEC, who are “financially literate.” “Financially literate” generally means being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

            The audit committee is responsible for:

•	meeting with our independent auditor regarding, among other issues, audits, and adequacy of our accounting and control systems;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•
determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

•
monitoring compliance on a quarterly basis with the terms of outstanding indebtedness and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of outstanding indebtedness; and

•
reviewing and approving all payments made to our existing shareholders, executive officers or directors and their respective affiliates. Any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

            During the fiscal years ended December 31, 2019 and 2018, our audit committee held five and four meetings, respectively. Each of our audit committee members attended a majority of all of the meetings of the audit committee in fiscal year 2019 and 2018.
Compensation Committee
            Our compensation committee currently consists of Messrs. D’Argenio, Dryden and Stoops, each of whom is an independent director under the NYSE’s listing standards.

            The compensation committee’s duties include, but are not limited to:

•
reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•	reviewing and approving the compensation of all of our other Section 16 executive officers;

•	reviewing our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•	if required, producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

            The compensation committee may also, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by the NYSE and the SEC. Our Compensation Committee Charter is available on our website.
Nominating Committee
            Our nominating committee currently consists of Messrs. Ein, Kimmelman and Stoops, each of whom is an independent director under the NYSE’s listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.
Director Nomination
            The guidelines for selecting nominees, which are specified in the Nominating Committee Charter available on our website, generally provide that persons to be nominated should:

•	have demonstrated notable or significant achievements in business, education or public service;

•
possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•	have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

            The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Compensation Committee Interlocks and Insider Participation
            None of the members of the compensation committee is currently, or has been at any time, one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of Capitol’s board of directors or compensation committee.
Stockholder Nominations to the Board of Directors
            Stockholders who would like to nominate a candidate for director (in lieu of making a recommendation to the independent members of our board of directors) must comply with the requirements described in this proxy statement and our bylaws.
            Our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our bylaws. To be timely for the 2021 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

•	not earlier than February 11, 2021; and

•	not later than March 13, 2021.
            If we hold the 2021 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, then, for notice by the stockholder to be timely, it must be received by our Secretary not later than the 90th day prior to such annual meeting, or if later, the tenth day following the day on which public announcement of the date of such annual meeting is first made.
Stockholder and Other Interested Party Communications
            Our board of directors provides to every stockholder and any other interested parties the ability to communicate with the board of directors, as a whole, and with individual directors on the board of directors through an established process for stockholder communication. For a stockholder communication directed to the board of directors as a whole, stockholders and other interested parties may send such communication to our Secretary via U.S. Mail or Expedited Delivery Service to: Nesco Holdings, Inc., 6714 Pointe Inverness Way, Suite 220, Fort Wayne, Indiana 46804, Attn: Board of Directors c/o Chief Financial Officer and Secretary.
            For a stockholder or other interested party communication directed to an individual director in his or her capacity as a member of the board of directors, stockholders and other interested parties may send such communication to the attention of the individual director via U.S. Mail or Expedited Delivery Service to: Nesco Holdings, Inc., 6714 Pointe Inverness Way, Suite 220, Fort Wayne, Indiana 46804, Attn: [Name of Individual Director].
            Our Secretary, in consultation with appropriate members of our board of directors, as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the Chairman of our board of directors.
Code of Ethics
            In 2017, Nesco adopted a code of ethics that applies to all executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of Capitol’s business. We will provide, without charge, upon request, copies of our code of ethics. Requests for copies of our code of ethics should be sent in writing to Nesco Holdings, Inc., 6714 Pointe Inverness Way, Suite 220, Fort Wayne, Indiana 46804.
Non-Employee Director Compensation
            Our board of directors approved director compensation terms, or the Director Program, effective July 1, 2019. Under the Director Program, our non-employee directors have received compensation in the form of the following cash compensation, payable quarterly in arrears, during the year ended December 31, 2019:

Annual Retainer for Board Membership
Annual service on the board of directors	$50,000
Additional Annual Retainer for Committee Membership
Annual service as member of the audit committee	$10,000
Annual service as member of the compensation committee	$10,000
Annual service as member of the nominating committee	$10,000
       Employee directors will receive no additional compensation for their service as a director.
            We reimburse all reasonable out-of-pocket expenses (including air travel and accommodations) incurred by directors for their attendance at meetings of our board of directors or any committee thereof.
2019 Director Compensation
            The table below reflects was paid cash and incentive equity compensation during the year ended December 31, 2019, as follows:

Name	Fees earned or paid in cash ($)	Option Awards ($)(1)		Total ($)
William Plummer	30,000	321,000	(2)	351,000
Doug Kimmelman (3)	25,000	—		25,000
Jeffrey Stoops	30,000	321,000	(2)	351,000
Rahman D’Argenio (3)	25,000	—		25,000
Mark Ein	30,000	—		30,000
L. Dyson Dryden	30,000	—		30,000
Matthew Himler(3)	25,000	—		25,000
Jennifer Gray(3)	25,000	—		25,000

(1)
Amounts reflect the grant date fair value of stock options granted during 2019 computed in accordance with ASC Topic 718. Information regarding the assumptions used to calculate the value of all stock option awards is provided in Note 13 to the financial statements included in this Annual Report.

(2)
On August 21, 2019, each of Mr. Plummer and Mr. Stoops were granted an award of 100,000 stock options with an exercise price of $6.98. The option vests in three equal annual installments, beginning August 21, 2020 and on the two anniversaries thereafter, subject to continued service through each applicable vesting date.

(3)	Directors affiliated with ECP have assigned their compensation for their service on the board of directors to be paid to an affiliate of ECP

            The table below shows the aggregate numbers of option awards (exercisable and unexercisable) held as of December 31, 2019 by each non-employee director who served on our board of directors in 2019.

Name	Options Outstanding at Fiscal Year End
William Plummer	100,000
Jeffrey Stoops	100,000

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our board of directors is currently composed of ten members. In accordance with our certificate of incorporation, our board of directors is divided into three staggered classes of directors. At the Annual Meeting, three Class A directors will be elected for a three-year term to succeed the same class whose term is then expiring.
            Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our board of directors may have the effect of delaying or preventing changes in the control of the Company.
Nominees
            Our board of directors has approved Lee Jacobson, L. Dyson Dryden and Jennifer Gray as nominees for election as Class A directors at the Annual Meeting. If elected, each of Messrs. Jacobson and Dryden and Ms. Gray will serve as Class A directors until the 2023 annual meeting of stockholders and until their successors are duly elected and qualified. Each of the nominees is currently a director of the Company. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
            If you are a stockholder of record and you sign your proxy card or vote over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Messrs. Jacobson and Dryden and Ms. Gray. We expect that Messrs. Jacobson and Dryden and Ms. Gray will each accept such nomination; however, if a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our board of directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.
Vote Required
            The election of directors requires a plurality of the voting power of the shares of our common stock be present in person or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. Broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

             Our audit committee has appointed Deloitte & Touche LLP (“Deloitte”), an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 31, 2020. During our fiscal year ended December 31, 2019, Deloitte served as our independent registered public accounting firm.
            Notwithstanding the appointment of Deloitte, and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of the Company and our stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2020. Our audit committee is submitting the appointment of Deloitte to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of Deloitte will be present at the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.
            If our stockholders do not ratify the appointment of Deloitte, our board of directors may reconsider the appointment.
Fees Paid to the Independent Registered Public Accounting Firm
            The following table presents fees for professional audit services and other services rendered to the Company by Deloitte for our fiscal year ended December 31, 2019.

Name	2019
Audit Fees(1)	$ 642,000
Audit-Related Fees	—
Tax Fees(2)	$ 194,810
All Other Fees	—
Total Fees	$ 836,810

(1)
Audit Fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by Deloitte in connection with regulatory filings, including audited financial statements presented in our Annual Report on Form 10-K and financial information included in our Form 10-Q for the respective period.

(2)
Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include consultation on tax matters and assistance regarding federal, state and international tax compliance.

Auditor Independence
            In our fiscal year ended December 31, 2019, there were no other professional services provided by Deloitte, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of Deloitte.
Audit Committee Pre-Approval Policies and Procedures
            Based on the charter of the Audit Committee, the Audit Committee is required to pre-approve all auditing services and permissible non-audit services to be performed by its independent auditor, including the fees and terms thereof, in accordance with Section 10A(i) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our audit committee has pre-approved all services to be performed by Deloitte.
Vote Required
            The ratification of the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2020 requires the affirmative vote of a majority of the votes cast. Abstentions will have no effect on the vote for this proposal, and any broker non-votes will have the same effect as a vote “Against” this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE
APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM.

PROPOSAL NO. 3
APPROVAL OF SHARE INCREASE AMENDMENT UNDER THE NESCO HOLDINGS, INC.
2019 OMNIBUS INCENTIVE PLAN

            In this Proposal No. 3, we are requesting stockholders approve and adopt an amendment to the Nesco Holdings, Inc. 2019 Omnibus Incentive Plan, (the “2019 Omnibus Incentive Plan”), to increase the total number of shares of common stock issuable under the plan by 3,000,000 shares from 3,150,000 shares to 6,150,000 shares (as amended, the “Amended 2019 Plan”). We refer to the proposed amendment as the share increase amendment.
            Nesco is seeking approval of the share increase amendment to comply with NYSE stockholder approval requirements applicable to material amendments to equity plans that have been approved by stockholders. Our board of directors, has approved the share increase amendment, subject to stockholder approval at this annual meeting. If approved by stockholders at the annual meeting, the share increase amendment will be effective at the time of stockholder approval.
            You are urged to read this entire proposal and the complete amended plan document, which is attached as Annex A to this proxy statement. We believe that the approval of the share increase amendment is vital to assist our recruitment and efforts to retain key employees who are important to our success and to further align the interests of our management with the interests of our stockholders, and therefore, that this proposal is in the best interests of our stockholders.
            Our executive officers and directors have an interest in this proposal, as they would be eligible to receive equity awards under the Amended 2019 Plan by the share increase amendment. For information about awards under the plan previously granted to our executive officers and directors, see “-Plan Benefits” below.
            Other than the increase in the number of shares of common stock issuance under the plan, as described above, the share increase amendment does not make any changes to the terms of the 2019 Omnibus Incentive Plan.
Impact of Share Increase Amendment under the Amended 2019 Plan on Stockholder Dilution and Overhang
            As of April 22, 2020, approximately 240,088 shares remained available for issuance under the 2019 Omnibus Incentive Plan. Based on our expectations for equity award grants in the coming years, the board of directors considered it in the best interests of Nesco and its stockholders to approve the share increase amendment to ensure that we have the continued ability to grant equity and performance based compensation to officers, employees and directors, which our board of directors believes is an important aspect of our executive and employee compensation programs. Based upon (a) our expected grant practices and (b) the recent market prices of Nesco’s common stock, the shares requested under the share increase amendment are expected to be sufficient for approximately two to three years or more, noting that future circumstances, grant practices, or market or other conditions, which we cannot predict with certainty at this time, may result in a different outcome. Since becoming a public company in 2019, our equity awards under the 2019 Omnibus Incentive Plan have consisted of the following:

Year	Options Granted	Restricted Stock Units	Total Granted
2019	1,313,334	656,666	1,970,000
2020	383,608	356,305	739,913
        As of April 21, 2020, the market value of our shares of common stock (based on the prior day NYSE closing price) was $2.36.
            Dilution and Overhang.  As of April 22, 2020, simple dilution arising from our equity compensation programs was 6.4%. Simple dilution was calculated as the total overhang (outstanding options and restricted stock units) of 2,909,912 shares plus 240,088 shares that remained available for issuance under the 2019 Omnibus Incentive Plan divided by the total common shares outstanding as of February 28, 2020 of approximately 49,033,903 shares. With the approval of the share increase amendment, simple dilution would be 12.5% using the above calculation and substituting 3,240,088 shares that would be issuable under the Amended 2019 Plan for the 240,088 shares that remained issuable under the 2019 Omnibus Incentive Plan as of April 22, 2020.
Summary of the Material Terms of the Amended 2019 Plan
            This section summarizes certain principal features of the Amended 2019 Plan. The summary is qualified in its entirety by reference to the complete text of the Amended 2019 Plan in the form in which it would become effective upon approval of this proposal, which is attached to this proxy statement as Annex A.
Administration
            The Amended 2019 Plan will continue to be administered by the Compensation Committee of our board of directors. Among the Compensation Committee’s powers is to determine the form, amount and other terms and conditions of awards; clarify, construe or resolve any ambiguity in any provision of the Amended 2019 Plan or any award agreement; amend the terms of outstanding awards; and adopt such rules, forms, instruments and guidelines for administering the Amended 2019 Plan as it deems necessary or proper. The Compensation Committee has authority to administer and interpret the Amended 2019 Plan, to grant discretionary awards under the Amended 2019 Plan, to determine the persons to whom awards will be granted, to determine the types of awards to be granted, to determine the terms and conditions of each award, to determine the number of ordinary shares to be covered by each award, to make all other determinations in connection with the Amended 2019 Plan and the awards thereunder as the Compensation Committee deems necessary or desirable and to delegate authority under the Amended 2019 Plan to Nesco’s executive officers.
Award Limits
            The maximum aggregate number of shares of common stock that may be issued pursuant to awards granted under the Amended 2019 Plan is 6,150,000 shares. Shares issued under the Amended 2019 Plan may be authorized but unissued shares, shares purchased in the open market or treasury shares. The Amended 2019 Plan also includes annual limits on awards that may be granted to non-employee directors. The maximum aggregate grant date fair value, as determined in accordance with FASB ASC Topic 718 (or any successor thereto), of awards granted to a non-employee director for services as a director under the Amended 2019 Plan during any fiscal year may not exceed $700,000 per year (provided that such limit shall not apply in the first fiscal year of a director’s service with Nesco if the awards in excess of such amount are approved by other directors not receiving comparable or similar awards).
Share Counting Provisions
            If an award under the Amended 2019 Plan is terminated, expires or lapses or is exchanged for cash, surrendered, repurchased, cancelled without having been fully exercised or forfeited, in any case, in a manner that results in Nesco acquiring shares covered by the award at a price not greater than the price (as adjusted to reflect any equity restructuring) paid by the participant for the shares or not issuing any shares covered by the award, the unused shares covered by the award will, as applicable, become or again be available for award grants under the Amended 2019 Plan. With respect to stock appreciation rights and stock options settled in shares of common stock, upon settlement, only the number of shares delivered to a participant will count against the number of shares available for issuance pursuant to the Amended 2019 Plan. If any shares are withheld to satisfy tax withholding obligations on an award issued under the Amended 2019 Plan, the number of shares withheld shall again be available for purposes of awards under the Amended 2019 Plan. Any award under the Amended 2019 Plan settled in cash shall not be counted against the foregoing maximum share limitations. Dividend equivalents paid in cash will not be counted against the number of shares reserved under the Amended 2019 Plan.
Eligibility
            Employees, consultants and non-employee directors of Nesco or any of its subsidiaries (as defined in the Amended 2019 Plan) who, in the opinion of the administrator of the Amended 2019 Plan, are in a position to make important contributions to Nesco are eligible to participate in the Amended 2019 Plan. Currently, approximately 400 employees, nine non-employee directors are eligible to participate in the Amended 2019 Plan; no consultants have been identified as eligible to participate in the Amended 2019 Plan.
Types of Awards
            The Amended 2019 Plan provides for the grant of stock options, including incentive stock options and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock or cash based awards. Certain awards under the Amended 2019 Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Internal Revenue Code, which may impose additional requirements on the terms and conditions of such awards. Awards to eligible individuals shall be subject to the terms of an individual award agreement between Nesco and the individual, which must be signed indicating its acceptance by the participant. A brief description of each award type follows. Nesco generally does not presently expect to receive any consideration (other than service) for the granting or extension of awards.
         Stock Options.    Stock options may be granted under the Amended 2019 Plan, including both incentive stock options and non-qualified stock options, which provide the holder a right to purchase shares of common stock at a specified exercise price. The exercise price per share for each stock option shall be set by the administrator of the Amended 2019 Plan, but shall not be less than the fair market value on the date of the grant (or 110% of the fair market value in the case of an incentive stock option granted to an individual who, on the date of the grant, owns or is deemed to own shares representing more than 10% of the stock of Nesco). The term of any option award may not be longer than ten years (or five years in the case of an incentive stock option granted to a 10% stockholder of Nesco). The administrator of the Amended 2019 Plan will determine the time period for exercise of each award, including the time period for exercise following a termination of service by the recipient, subject to the ten year limitation.
         Stock Appreciation Rights.    The administrator of the Amended 2019 Plan is authorized to grant stock appreciation rights to eligible recipients in its discretion, on such terms and conditions as it may determine, consistent with the Amended 2019

Plan. A stock appreciation right entitles the holder to exercise the stock appreciation right to acquire shares of Nesco’s common stock upon exercise within a specified time period from the date of the grant. Subject to the provisions of the stock appreciation right award agreement, the recipient may receive from the company an amount determined by multiplying the difference between the price per share of the stock appreciation right and the value of the share on the date of exercise by the number of shares of common stock subject to the award. The maximum term for which stock appreciation rights may be exercisable under the Amended 2019 Plan is ten years.
         Restricted Stock.    The administrator of the Amended 2019 Plan may make awards of restricted stock to eligible individuals in such amounts and at purchase prices to be established by the administrator in connection with each award. Such awards will be subject to restrictions and other terms and conditions as are established by the administrator. Upon issuance of restricted stock, recipients generally have the rights of a stockholder with respect to such shares, subject to the limitations and restrictions established by the administrator in the award program or the individual award agreement. Such rights generally include the right to receive dividends and other distributions in relation to the award; however, if determined by the administrator, dividends with respect to unvested shares of restricted stock may be withheld and paid to the recipient only if and when the underlying shares vest.
         Restricted Stock Units.    The Amended 2019 Plan authorizes awards of restricted stock units to eligible individuals in amounts and at purchase prices and upon such other terms and conditions as are established by the administrator for each award. Restricted stock unit awards entitle recipients to acquire shares of Nesco’s common stock in the future under certain conditions. Holders of restricted stock units generally have no rights of ownership or as stockholders in relation to the award, unless and until the restrictions lapse and the restricted stock unit award vests in accordance with the terms of the grant and actual shares are issued in settlement of the award. Restricted stock units may be accompanied by the right to receive the equivalent value of dividends paid on shares of the company’s common stock prior to the delivery of the underlying shares (i.e., dividend equivalent rights). The administrator may provide that settlement of restricted stock units will occur upon or as soon as reasonably practicable after the restricted stock units vest or will instead be deferred, on a mandatory basis or at the participant’s election, in a manner intended to comply with Section 409A of the Code. Other Stock or Cash Based Awards.    Other stock or cash based awards are awards of cash, fully vested shares of Nesco’s common stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of Nesco’s common stock. Other stock or cash based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation otherwise payable to any individual who is eligible to receive awards. The administrator will determine the terms and conditions of other stock or cash based awards, including any purchase price, performance goals (which may be based on performance criteria), transfer restrictions and vesting conditions.
Performance Based Awards
            For purposes of the Amended 2019 Plan, one or more performance criteria may be used in setting performance goals applicable to stock or cash based awards, which performance criteria may include but will not be limited to: gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on stockholders’ equity; total stockholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease, peer group results, or market performance indicators or indices.
            The administrator may also exclude the impact of an event or occurrence which the administrator determines should be appropriately excluded, such as (1) restructurings, discontinued operations, extraordinary items and other unusual or non-recurring charges; (2) an event either not directly related to our operations or not within the reasonable control of management; or (3) a change in accounting standards required by generally accepted accounting principles. Performance goals may also be based on an individual participant’s performance goals, as determined by the Compensation Committee. In addition, all performance goals may be based upon the attainment of specified levels of our performance, or the performance of a subsidiary, division or other operational unit, under one or more of the measures described above relative to the performance of other corporations. The administrator may designate additional business criteria on which the performance goals may be based or adjust, modify or amend those criteria.
Change in Control and Certain Other Transactions
            The administrator of the Amended 2019 Plan has broad discretion to take action under the Amended 2019 Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of a change in control or certain other transactions and events affecting Nesco’s common stock, such as dividends or other distributions (whether in the form of cash, common stock, other securities, or other property), reorganizations, mergers, consolidations, and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with Nesco’s stockholders known as “equity restructurings,” the administrator will make equitable adjustments to outstanding awards.
Amendment and Termination
            The administrator may amend, suspend or terminate the Amended 2019 Plan at any time. However, no amendment may materially and adversely affect an award outstanding under the Amended 2019 Plan without the consent of the affected participant. The board of directors is required to obtain stockholder approval for any amendment to the Amended 2019 Plan to the extent necessary to comply with applicable laws. The Amended 2019 Plan provides that in no event may an award be granted pursuant to the Amended 2019 Plan after ten years from the earlier of (i) the date the board of directors adopted the Plan or (ii) the date Nesco’s stockholders approve the Amended 2019 Plan.
Forfeiture and Claw-backs
            All awards (including any proceeds, gains or other economic benefit obtained in connection with any award) made under the Amended 2019 Plan are subject to any claw-back policy implemented by the company, including any claw-back policy adopted to comply with the requirements of applicable law (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as set forth in such claw-back policy or award agreement.
Term
            The Amended 2019 Plan is scheduled to expire on the ten year anniversary of its initial effective date in 2019, unless terminated earlier by the board of directors.
United States Federal Income Tax Consequences
            The following summary is based on an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of United States federal income tax consequences. Actual tax consequences to participants may be either more or less favorable than those described below depending on the participants’ particular circumstances.
Incentive Stock Options
            No income will be recognized by a participant for United States federal income tax purposes upon the grant or exercise of an incentive stock option. The basis of shares transferred to a participant upon exercise of an incentive stock option is the price paid for the shares. If the participant holds the shares for at least one year after the transfer of the shares to the participant and two years after the grant of the option, the participant will recognize capital gain or loss upon sale of the shares received upon exercise equal to the difference between the amount realized on the sale and the basis of the stock. Generally, if the shares are not held for that period, the participant will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares, or if less (and if the disposition is a transaction in which loss, if any, will be recognized), the gain on disposition. Any additional gain realized by the participant upon the disposition will be a capital gain. The excess of the fair market value of shares received upon the exercise of an incentive stock option over the option price for the shares is an item of adjustment for the participant for purposes of the alternative minimum tax. Therefore, although no income is recognized upon exercise of an incentive stock option, a participant may be subject to alternative minimum tax as a result of the exercise.
Non-qualified Stock Options
            No income is expected to be recognized by a participant for United States federal income tax purposes upon the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares. Income recognized upon the exercise of a non-qualified stock option will be considered compensation subject to withholding at the time the income is recognized, and, therefore, the participant’s employer must make the necessary arrangements with the participant to ensure that the amount of the tax required to be withheld is available for payment. Non-qualified stock options are designed to provide the employer with a deduction equal to the amount of ordinary income recognized by the participant at the time of the recognition by the participant, subject to the deduction limitations described below.
Stock Appreciation Rights
            There is expected to be no United States federal income tax consequences to either the participant or the employer upon the grant of SARs. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of payment pursuant to SARs in an amount equal to the aggregate amount of cash and the fair market value of any common stock received. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.
Restricted Stock
            If the restrictions on an award of shares of restricted stock are of a nature that the shares are both subject to a substantial risk of forfeiture and are not freely transferable (within the meaning of Section 83 of the Code), the participant will not recognize income for United States federal income tax purposes at the time of the award unless the participant affirmatively elects to include the fair market value of the shares of restricted stock on the date of the award, less any amount paid for the shares, in gross income for the year of the award pursuant to Section 83(b) of the Code. In the absence of this election, the participant will be required to include in income for United States federal income tax purposes on the date the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code), the fair market value of the shares of restricted stock on such date, less any amount paid for the shares. The employer will be entitled to a deduction at the time of income recognition to the participant in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below. If a Section 83(b) election is made within 30 days after the date the restricted stock is received, the participant will recognize ordinary income at the time of the receipt of the restricted stock, and the employer will be entitled to a corresponding deduction, equal to the fair market value of the shares at the time, less the amount paid, if any, by the participant for the restricted stock. If a Section 83(b) election is made, no additional income will be recognized by the participant upon the lapse of restrictions on the restricted stock, but, if the restricted stock is subsequently forfeited, the participant may not deduct the income that was recognized pursuant to the Section 83(b) election at the time of the receipt of the restricted stock.
            Dividends paid to a participant holding restricted stock before the expiration of the restriction period will be additional compensation taxable as ordinary income to the participant subject to withholding, unless the participant made an election under Section 83(b). Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the dividends includible in the participant’s income as compensation. If the participant has made a Section 83(b) election, the dividends will be dividend income, rather than additional compensation, to the participant.
            If the restrictions on an award of restricted stock are not of a nature that the shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Code, the participant will recognize ordinary income for United States federal income tax purposes at the time of the transfer of the shares in an amount equal to the fair market value of the shares of restricted stock on the date of the transfer, less any amount paid therefore. The employer will be entitled to a deduction at that time in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below.
Restricted Stock Units
            There will be no United States federal income tax consequences to either the participant or the employer upon the grant of restricted stock units. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of cash and/or transfer of shares of common stock in payment of the restricted stock units in an amount equal to the aggregate of the cash received and the fair market value of the common stock so transferred. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.
            Generally, a participant will recognize ordinary income subject to withholding upon the payment of any dividend equivalents paid with respect to an award in an amount equal to the cash the participant receives. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.
Limitation on the Employer’s Compensation Deduction
            Section 162(m) of the Code limits the deduction certain employers may take for otherwise deductible compensation payable to certain executive officers of the employer to the extent the compensation paid to such an officer for the year exceeds $1 million.

Excess Parachute Payments
            Section 280G of the Code limits the deduction that the employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment.” Excess parachute payments arise from payments made to disqualified individuals that are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Accelerated vesting or payment of awards under the 2019 Plan upon a change in ownership or control of the employer or its affiliates could result in excess parachute payments. In addition to the deduction limitation applicable to the employer, a disqualified individual receiving an excess parachute payment is subject to a 20 % excise tax on the amount thereof.
Application of Section 409A of the Code
            Section 409A of the Code imposes an additional 20% tax and interest on an individual receiving non-qualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A, “non-qualified deferred compensation” includes equity-based incentive programs, including some stock options, stock appreciation rights and restricted stock unit programs. Generally speaking, Section 409A does not apply to incentive stock options, non-discounted non-qualified stock options and appreciation rights if no deferral is provided beyond exercise, or restricted stock.
            The awards made pursuant to the Amended 2019 Plan are expected to be designed in a manner intended to comply with the requirements of Section 409A of the Code to the extent the awards granted under the Amended 2019 Plan are not exempt from coverage. However, if the Amended 2019 Plan fails to comply with Section 409A in operation, a participant could be subject to the additional taxes and interest.
            State and local tax consequences may in some cases differ from the federal tax consequences. The foregoing summary of the United States federal income tax consequences in respect of the Amended 2019 Plan is for general information only. Interested parties should consult their own advisors as to specific tax consequences of their awards.
            The Amended 2019 Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended, and is not intended to be qualified under Section 401(a) of the Code.
New Plan Benefits
            Grants under the Amended 2019 Plan will be made at the discretion of the compensation committee. The grants under the Amended 2019 Plan are not yet determinable. The value of the awards granted under the Amended 2019 Plan will depend on a number of factors, including the fair market value of the common stock on future dates and the exercise decisions made by the participants.
Awards Granted
            The following table sets forth, with respect to the individuals and groups identified therein, information regarding stock options, restricted stock awards and performance share awards that have been granted to such individuals and groups under the Amended 2019 Plan from its effectiveness in 2019 through April 22, 2020:

Named Executive Officers:	Number of Stock Options(1)	Number of Restricted Stock Units
Lee Jacobson
Chief Executive Officer	397,761	198,881
Bruce Heinemann
Chief Financial Officer	144,401	72,200
Robert Blackadar
President	226,250	113,125
All Current Executive Officers as a Group (3 Persons)	768,412	384,206

Non-Employee Directors:
William Plummer	100,000	—
Doug Kimmelman	—	—
Rahman D’Argenio	—	—
L. Dyson Dryden	—	—
Mark. D. Ein	—	—
Gerard E. Holthaus	100,000	—
Jeffrey Stoops	100,000	—
Jennifer Gray	—	—
Matthew Himler	—	—
All Non-Employee Directors as a Group (9 Persons)	300,000	—

All Non-Executive Officer Employees as a Group (60 Persons)(1)	828,530	628,765

(1)	Includes all current and former non-executive officers and employees.

Equity Compensation Plan Information as of December 31, 2019
            The following table sets for forth certain information as of December 31, 2019, with respect to the 2019 Omnibus Incentive Plan:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (c)
Equity compensation plans approved by security holders(1)	2,170,000	(2)	$9.60	(3)	980,000
Equity compensation plans not approved by security holders	—				—
Total	2,170,000		$9.60		980,000

(1)	Comprised of the 2019 Omnibus Incentive Plan.

(2)	Includes 1,513,334 outstanding stock options and 656,666 unvested stock units.

(3)	Includes the weighted average exercise price for outstanding options only; restricted stock units do not have an exercise price.

Interest of Certain Persons in the Amended 2019 Plan
            Stockholders should understand that our executive officers and non-employee directors may be considered to have an interest in the approval of the share increase amendment because they may in the future receive awards under the Amended 2019 Plan. Nevertheless, the board of directors believes that it is important to provide incentives and rewards for superior performance and the retention of experienced directors and officers by approving the share increase amendment.

Full Text of the Resolution to be Voted Upon
            The language of the resolution required in order to give effect to the share increase amendment proposal is as follows:
            RESOLVED, AS AN ORDINARY RESOLUTION, that the share increase amendment be adopted and approved in all respects, reflected in the Amended 2019 Omnibus Incentive Plan in the form annexed to the proxy statement/prospectus as Annex A.
Vote Required
            The approval of the amendment of the 2019 Omnibus Incentive Plan to increase the number of shares available for the grant of awards from 3,150,000 shares to 6,150,000 shares requires the affirmative vote of a majority of votes cast. Abstentions will be treated as votes cast and have the same effect as “Against” votes. Any broker non-votes will not be treated as votes cast and will have no effect on the vote for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE APPROVAL OF THE SHARE INCREASE AMENDMENT PROPOSAL.

REPORT OF THE AUDIT COMMITTEE
             The audit committee is a committee of the board of directors that meets the listing standards of the NYSE and the rules and regulations of the Securities and Exchange Commission (“SEC”). The audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter of the audit committee is available on our website at https://investors.nescospecialty.com/. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee reviews and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.
            The audit committee provides oversight of our accounting and financial reporting process, the audit of our consolidated financial statements, and our internal control function. With respect to our financial reporting process, our management establishes and maintains internal controls and prepares our consolidated financial statements. Our independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), performs an independent audit of our consolidated financial statements. The audit committee oversees these activities. The audit committee does not prepare our financial statements, which is the responsibility of management. The audit committee discussed with the independent registered public accounting firm, Deloitte, the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding the independent registered public accounting firm’s communications with the audit committee, as well as by SEC regulations.
            Consistent with the audit committee’s oversight function, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2019 with the Company’s management. The audit committee has received the written disclosures and the letter from Deloitte as required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with Deloitte the accounting firm’s independence.
            Based on the audit committee’s review and discussions with management and Deloitte, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC.
            Respectfully submitted by the members of the audit committee of the board of directors:
L. Dyson Dryden
William Plummer
Gerard E. Holthaus
This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Securities Exchange Act of 1934, as amended (“Exchange Act”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS
             The following table identifies certain information about our executive officers as of March 31, 2020. Our executive officers are appointed by, and serve at the discretion of, our board of directors and each holds office until his or her successor is duly elected and qualified or until his resignation or removal. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Lee Jacobson	66	Chief Executive Officer and Director
Robert Blackadar	51	President
Bruce Heinemann	60	Chief Financial Officer
Kevin Kapelke	54	Chief Operating Officer
R. Todd Barrett	49	Chief Accounting Officer

See the section "Board of Directors and Corporate Governance-Nominees for Directors" for Lee Jacobson’s biography.

Executive Officers
            Robert Blackadar joined Nesco as its President in May 2019. Prior to joining Nesco, Mr. Blackadar served as Vice President, Operations for BlueLine Rental from January 2016 until its acquisition by United Rentals in December 2018. Prior to that Mr. Blackadar served in other capacities at BlueLine Rental, including serving as Divisional Vice President from July 2015 until December 2015 and Regional Vice President from January 2015 to July 2015. Prior to that, Mr. Blackadar served in multiple roles, including as the Vice President, Global Sales (Strategic/Key Accounts), for Ritchie Bros. Auctioneers, the largest equipment auction company globally, starting in 2008. Prior to that Mr. Blackadar served in various roles at United Rentals from 2000 to 2008 and at Hertz Rental Equipment from 1993 to 2000. Mr. Blackadar received a B.S. in General Studies from Louisiana State University.
            Bruce Heinemann joined Nesco as its Chief Financial Officer in 2016 and has served in such capacity since. Prior to joining Nesco, Mr. Heinemann served as the Chief Financial Officer of Tyden Group, a portfolio company of Crimson Investment, from 2009 to 2016. Prior to that, Mr. Heinemann served as the Director of Supply Chain Operations for Unisys Corporation, a worldwide information technology consulting services and solutions company. Mr. Heinemann received a B.S. in Finance from Bowling Green State University.
            Kevin Kapelke joined Nesco as its Chief Operating Officer in 2012 and has served in such capacity since. Prior to joining Nesco, Mr. Kapelke served as the Region and Division Vice-President, Canada for Hertz Equipment Rental Corporation, a division of the Hertz corporation for approximately two years. Prior to that position, Mr. Kapelke served in various management roles with Hertz Equipment Rental Corporation starting in 1997. Mr. Kapelke received a B.A. in Business Administration from the University of Washington.
            R. Todd Barrett has served as the Chief Accounting Officer of the Company since the closing of its initial business combination on July 31, 2019. Prior to joining the Company, Mr. Barrett served as an engagement director for the accounting advisory firm, CLA (CliftonLarsonAllen LLP) from January 2019 to June 2019. Before joining CLA, Mr. Barrett was a Partner at Ernst & Young LLP from July 2008 to December 2018, prior to which he held multiple managerial roles for over a decade.

EXECUTIVE COMPENSATION
Overview
            This section discusses the material components of the executive compensation program for our executive officers who are named in the 2019 Summary Compensation Table below. In 2019, these named executive officers (the “Named Executive Officers”) and their positions were:

•	Lee Jacobson, Chief Executive Officer and Director;

•	Bruce Heinemann, Chief Financial Officer; and

•	Robert Blackadar, President.
            Our compensation committee implements our compensation policies and philosophies, which are designed to align compensation with business objectives and the creation of stockholder value, while also enabling us to attract, motivate and retain individuals who contribute to our long-term success. We believe our executive compensation program must be competitive in order to attract and retain executive officers. We seek to implement our compensation policies and philosophies by linking a significant portion of executive officers’ compensation to performance objectives and value creation for our stockholders.
            For 2019, the compensation of our Named Executive Officers consisted of a base salary, an annual cash incentive bonus opportunity, equity compensation in the form of stock options and restricted stock units granted shortly after the consummation of the merger with Capitol Investment Corp. IV (“Capitol”) closed on July 31, 2019 (the “Merger”) and health and welfare benefits. Pursuant to their employment agreements, the Named Executive Officers are also eligible to receive certain payments and benefits upon a termination of employment under certain circumstances.
2019 Summary Compensation Table
            The following table provides summary information regarding the total compensation for the years ended December 31, 2018 and 2019 for the Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Nonequity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Lee Jacobson	2019	377,613	—	1,256,400	1,126,800	84,963	21,118	(3)	2,866,894
Chief Executive Officer	2018	370,078	18,504	—	—	185,039	21,220		594,841
Bruce Heinemann	2019	325,346	—	418,800	375,600	56,936	21,279	(4)	1,197,961
Chief Financial Officer	2018	321,357	16,067	—	—	160,679	21,129		519,232
Robert Blackadar	2019	222,116	—	698,000	626,000	66,635	11,058	(5)	1,623,809
President

(1)
Amounts reflect the grant date fair value of restricted stock units and stock options, as applicable, granted during 2019 computed in accordance with ASC Topic 718. Information regarding the assumptions used to calculate the value of all stock option awards made to Named Executive Officers is provided in Note 13 to the financial statements included in this Annual Report.

(2)	Reflects annual cash incentive bonuses earned by each NEO based on achievement of the applicable performance conditions, as described below in “Non-Equity Incentive Bonuses” section below.

(3)
Amounts reflect: $8,400 Company matching contribution and $2,250 Company profit sharing contribution, in each case, pursuant to the 401(k) Plan; $468 for Mr. Jacobson’s life insurance premiums paid by the Company under the applicable health and welfare plan; and $10,000 for an auto usage or allowance.

(4)
Amounts reflect: $8,400 Company matching contribution and $2,250 Company profit sharing contribution, in each case, pursuant to the 401(k) Plan; $575 for Mr. Heinemann’s life insurance premiums paid by the Company under the applicable health and welfare plan; $10,054 for an auto usage or allowance.

(5)	Amounts reflect: $6,058 Company matching contribution, pursuant to the 401(k) Plan and $5,000 for an auto usage or allowance.
Executive Employment Agreements
            Each of the Named Executive Officers is a party to an employment agreement. Certain of the compensation paid to the Named Executive Officers reflected in the summary compensation table was provided pursuant to the Named Executive Officers’ respective employment agreements.
            The following summary sets forth the material terms of their existing employment agreements.
Lee Jacobson
            Mr. Jacobson is party to an employment agreement, dated February 26, 2014, which provides for at-will employment and for Mr. Jacobson to serve as our Chief Executive Officer. Pursuant to his employment agreement, Mr. Jacobson is generally entitled to an annual base salary, currently $378,851, and is eligible to earn a target bonus of 50% of his annual base salary based on achievement of performance metrics.
            In the event of termination of Mr. Jacobson’s employment for any reason, he would generally be entitled to receive earned but unpaid salary and the prior year’s earned, but unpaid bonus (if any), any owed accrued vacation and expenses, as well as amounts payable under any benefit plans, programs or arrangements that Mr. Jacobson participates in or benefits from. In the event that Mr. Jacobson’s employment is terminated by us without “cause” or by Mr. Jacobson for “good reason”, subject to his execution and non-revocation of a general release of claims and continued compliance with his restrictive covenant obligations, as described below, Mr. Jacobson would be entitled to: (i) salary continuation for 18 months, and (ii) payment for 18 months’ of Mr. Jacobson’s premiums incurred for participation in COBRA coverage pursuant to a Nesco sponsored group health plan. Mr. Jacobson is subject to certain restrictive covenants, including but not limited to confidentiality, nondisparagement and 18-month noncompete and nonsolicitation covenants, under his restrictive covenant agreement.
Bruce Heinemann
            Mr. Heinemann is party to an employment agreement, dated September 26, 2016, which provides for at-will employment and for Mr. Heinemann to serve as our Chief Financial Officer. Pursuant to his employment agreement, Mr. Heinemann is generally entitled to an annual base salary, currently $328,851, and is eligible to earn a target bonus of 50% of his annual base salary based on achievement of performance metrics.
            In the event of termination of Mr. Heinemann’s employment for any reason, he would generally be entitled to receive earned but unpaid salary and the prior year’s earned, but unpaid bonus (if any), any owed accrued vacation and expenses, as well as amounts payable under any benefit plans, programs or arrangements that Mr. Heinemann participates in or benefits from. In the event that Mr. Heinemann’s employment is terminated either by us without cause or by Mr. Heinemann for “good reason”, subject to his execution and non-revocation of a general release of claims and continued compliance with his restrictive covenant obligations, as described below, Mr. Heinemann would be entitled to: (i) salary continuation for 12 months, and (ii) payment for 12 months’ of Mr. Heinemann’s premiums incurred for participation in COBRA coverage pursuant to a Nesco sponsored group health plan. Mr. Heinemann is subject to certain restrictive covenants, including but not limited to confidentiality, nondisparagement and 12-month noncompete and nonsolicitation covenants, under his restrictive covenant agreement.
Robert Blackadar
            On May 13, 2019, Nesco entered into an employment agreement and restrictive covenant agreement with Robert Blackadar, pursuant to which Mr. Blackadar serves as our President. Pursuant to the terms of Mr. Blackadar’s employment agreement, Mr. Blackadar is generally entitled to an annual base salary of $350,000, and is eligible to earn an annual cash bonus with a target of 50% of his annual base salary (pro-rated for 2019), based on achievement of performance metrics. Mr. Blackadar is subject to certain restrictive covenants provided in his restrictive covenant agreement, including confidentiality, non-disparagement and 12-month noncompete and nonsolicitation covenants.
            In the event of termination of Mr. Blackadar’s employment for any reason, he would generally be entitled to receive earned but unpaid salary and the prior year’s earned, but unpaid bonus (if any), any owed accrued vacation and expenses, as well as amounts payable under any benefit plans, programs or arrangements that Mr. Blackadar participates in or benefits from. In the event that Mr. Blackadar’s employment is terminated either by us without “cause” or by Mr. Blackadar for “good reason”, subject to his execution and non-revocation of a general release of claims and continued compliance with his restrictive covenant obligations, as described above, Mr. Blackadar would be entitled to: (i) salary continuation for 12 months, and (ii) payment for 12 months’ of Mr. Blackadar’s premiums incurred for participation in COBRA coverage pursuant to a Nesco sponsored group health plan.
Non-Equity Incentive Bonuses
            Pursuant to the terms of their employment agreements, our Named Executive Officers are eligible to receive cash bonuses based on achievement of the performance metrics established by the board of Nesco Owner (and for Mr. Heinemann, the board and the Chief Executive Officer) and such other factors as may be determined in the board’s discretion and for Mr. Heinemann, the Chief Executive Officer and board’s discretion. Although we do not have a formal plan in place, we generally set performance targets within the first three months of each fiscal year and communicate these targets to our Named Executive Officers. Our performance bonus targets are generally based on a combination of metrics which includes both Company and individual components. The Company’s performance bonus makes up fifty percent (50%) of the target incentive bonus and is calculated by comparing the Company’s overall fiscal year performance, primarily with respect to our adjusted EBITDA, with the corresponding budget and operating plan. The individual performance component makes up the remaining fifty percent (50%) of the target incentive bonus and is calculated by evaluating the individual on priorities established and communicated to the employee at the beginning of the fiscal year, which for fiscal year 2019, were generally related to key performance metrics in the area of each Named Executive Officer’s responsibility as well as other metrics, including team-related goals (both in development and across certain segments) and contributions to M&A activity.
            The table below sets forth the target bonus amounts and fiscal year payments related to the applicable metrics for each of our Named Executive Officers. Mr. Blackadar’s target bonus amount was pro-rated to reflect his partial year of service.

Name and Principal Position	Year	Target Incentive Bonus ($)	Actual Achievement Related to Company Performance (%)(1)	Actual Achievement Related to Individual Performance (%)(2)	Incentive Bonus Paid ($)(3)
Lee Jacobson Chief Executive Officer	2019	188,807	5%	17.5%	84,963
Bruce Heinemann Chief Financial Officer	2019	162,673	5%	12.5%	56,936
Robert Blackadar President	2019	111,058	5%	25.0%	66,635

(1)	Reflects actual performance percentage with respect to fifty percent (50%) of bonus target calculated based on the Company’s overall performance compared against its budget and operating plan.

(2)
Reflects actual performance percentage with respect to fifty percent (50%) of bonus target calculated based on individual performance as evaluated based on priorities established at the beginning of the fiscal year.

(3)    Reflects amounts paid based on the percentage achievement of both Company and individual performance goals as set forth above.

Nesco Holdings, Inc. 2019 Omnibus Incentive Plan
            In connection with the Merger, we adopted the Nesco Holdings, Inc. 2019 Omnibus Incentive Plan (“2019 Omnibus Incentive Plan”), which authorized up to 3,150,000 shares of common stock of the Company for issuance in accordance with the plan’s terms, subject to certain adjustments. The purpose of the Plan is to provide the Company's and its subsidiaries’ officers, directors, employees and consultants who, by their position, ability and diligence, are able to make important contributions to the Company’s growth and profitability, with an incentive to assist the Company in achieving its long-term corporate objectives, to attract and retain executive officers and other employees of outstanding competence and to provide such persons with an opportunity to acquire an equity interest in the Company. To accomplish these objectives, the Plan provides for awards of equity‑based incentives through granting of restricted stock units, stock options, stock appreciation rights and other stock or cash based awards.
            In 2019, we made grants of stock options and restricted stock units to certain employees, including our Named Executive Officers, shortly following the consummation of the Merger. Specifically, on August 21, 2019, we granted stock options and restricted stock units (“RSUs”) to the Named Executive Officers in amounts as follows:

Name and Principal Position	Number of Options (#)	Number of RSUs (#)
Lee Jacobson Chief Executive Officer	360,000	180,000
Bruce Heinemann Chief Financial Officer	120,000	60,000
Robert Blackadar President	200,000	100,000
        The stock options vest as to 25% of the underlying shares on the first anniversary of the date of grant and on each of the next three anniversaries thereafter, subject to the Named Executive Officer’s continued employment with us through the applicable vesting date, and have an exercise price of $10.00. The restricted stock units vest 25% on August 21, 2020, and on each of the next three anniversaries thereafter, subject to the Named Executive Officer’s continued employment with us through the applicable vesting date. In the event the Named Executive Officer’s employment terminates due to death or disability, the Named Executive Officer will vest in any stock options or RSUs that would have vested on the next regularly scheduled vesting date. In addition, if the Named Executive Officer’s employment is terminated by us without “cause” or by the Named Executive Officer for “good reason,” in either case within one year following a change in control of us, all of the Named Executive Officer’s stock options and RSUs that are then unvested will vest.
Outstanding Equity Awards at 2019 Fiscal Year End
            The following table summarizes the outstanding equity incentive plan awards for each named executive officer as of December 31, 2019.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Lee Jacobson	8-21-19 (1)	—	360,000	10.00	8-21-2029	360,000	1,479,600
	8-21-19 (2)	—	—	—	—	180,000	739,800
Bruce Heinemann	8-21-19 (1)	—	120,000	10.00	8-21-2029	120,000	493,200
	8-21-19 (2)	—	—	—	—	60,000	246,600
Robert Blackadar	8-21-19 (1)	—	200,000	10.00	8-21-2029	200,000	822,000
	8-21-19 (2)	—	—	—	—	100,000	411,000

(1)	The option vests in four equal annual installments beginning on the first anniversary of the grant date, subject to continued employment through each applicable vesting date.

(2)	The restricted stock units vest in four equal annual installments beginning on the first anniversary of the grant date, subject to continued employment through each applicable vesting date.

(3)	Amounts based on a December 31, 2019 closing price of $4.11 per share.

Health and Welfare Plans, and Retirement Plan
Health and Welfare Plans
            Nesco’s Named Executive Officers are eligible to participate in Nesco’s health and welfare benefit plans, including its medical, dental, vision, life, accidental death and dismemberment, disability, flexible spending account and health savings account and benefit plans, in each case on the same basis as all of its other employees.
Retirement Plan
            Nesco maintains a 401(k) and profit sharing plan (the “401(k) Plan”), a defined contribution plan intended to meet the requirements of Section 401(k) of the Internal Revenue Code of 1986, as amended, (the “Code”) administered by Fidelity. Nesco employees meeting the 401(k) Plan’s age requirement are generally eligible to participate in the 401(k) Plan. The 401(k) Plan is available on the same terms to all of Nesco’s employees, including the Named Executive Officers. Each 401(k) Plan participant can elect to contribute between 1% and 60% of his or her eligible compensation on a pre-tax basis to the 401(k) Plan, subject to the annual Internal Revenue Service and Code limitations. The 401(k) Plan’s participants who are 50 years of age or older may contribute additional amounts based on the statutory limits for catch-up contributions. The 401(k) Plan’s participants are also permitted to irrevocably designate a portion or all of their contributions as Roth contributions that are includable in the 401(k) Plan’s participant’s gross income at the time of deferral. Nesco may make discretionary matching contributions up to a specified percentage of each employee’s eligible contributions, and may also make discretionary profit sharing contributions on behalf of participants who are eligible under the terms of the 401(k) Plan declared on an annual basis. A 401(k) Plan participant is 100% vested in his or her deferrals, and any employer profit sharing contributions, matching contributions and earnings thereon vest ratably over four years (six years for participants who terminated employment prior to February 1, 2018). The account balance for each 401(k) Plan participant is invested in accordance with the election of the participant which can consist of a variety of investment options. For the 2019 fiscal year, Nesco currently makes matching contributions to the 401(k) Plan equal to 50% of the first 6% of a participant’s deferral, and also makes profit sharing contributions equal to 3% of eligible compensation, up to $75,000 of eligible compensation. Nesco made matching and profit sharing contributions to the Named Executive Officers with respect to the 2019 plan year, included as “All Other Compensation” in the “Summary Compensation Table” in the Annual Report on Form 10-K.
EQUITY COMPENSATION PLAN INFORMATION
            The following table summarizes the information regarding equity awards outstanding and available for future grants as of December 31, 2019:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (c)
Equity compensation plans approved by security holders(1)	2,170,000	(2)	$9.60	(3)	980,000
Equity compensation plans not approved by security holders	—		$—		—
Total	2,170,000		$9.60		980,000

(1)	Consists of our 2019 Omnibus Incentive Plan.

(2)	Includes 1,513,334 outstanding stock options and 656,666 unvested stock units.

(3)	Includes the weighted average exercise price for outstanding options only; restricted stock units do not have an exercise price.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
            The following table sets forth information as of March 1, 2020 regarding the beneficial ownership of common stock by:

•	each person known to be the beneficial owner of more than 5% of Nesco’s outstanding common stock;

•	Nesco’s current executive officers and directors; and

•	all currents executive officers and directors as a group.
            Beneficial ownership is determined according to the rules of the Commission, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Unless otherwise indicated, Nesco believes that all persons named in the table have sole voting and investment power with respect to all common stock beneficially owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Common Stock
Directors and Executive Officers:
Lee Jacobson(1)	270,219	*
Mark D. Ein(2)	8,163,624	15.9%
L. Dyson Dryden(3)	4,081,814	8.1%
Doug Kimmelman(4)(7)	—
Rahman D’Argenio(4)(7)	—
Gerard E. Holthaus	—
William Plummer	48,000	*
Jeffrey Stoops(5)	1,166,667	2.3%
Robert Blackadar	3,000	*
Bruce Heinemann	57,534	*
Kevin Kapelke(6)	56,846	*
R. Todd Barrett	—
Jennifer Gray	—
Matthew Himmler	—
All directors and executive officers post-business combination as a group (ten individuals)	13,847,704	26.7%

Five Percent Holders:
ECP ControlCo, LLC(7)	28,131,796	54.7%
Capitol Acquisition Management IV, LLC(8)	8,163,624	15.9%
Capitol Acquisition Founder IV, LLC(9)	4,081,814	8.1%
Brown Advisory Incorporated(10)	3,739,726	7.6%
Alyeska Investment Group, L.P.(11)	2,842,246	5.8%
Brookfield Asset Management Inc. (12)	2,699,989	5.3%
* Less than one percent

(1)	Includes 17,226 shares of Nesco common stock issuable upon exercise of Warrants.

(2)
Represents shares held by Capitol Acquisition Management IV, LLC, an entity controlled by Mr. Ein. Includes 2,457,338 shares issuable upon exercise of Warrants. The address for Mr. Ein is 1300 17th Street, Suite 820, Arlington, Virginia, 20009.

(3)
Represents shares held by Capitol Acquisition Founder IV, LLC, an entity controlled by Mr. Dryden. Includes 1,228,670 shares issuable upon exercise of Warrants. The address for Mr. Dryden is 305 West Pennsylvania Avenue, Townson, Maryland 21204.

(4)
Excludes the Nesco’s common stock owned by Legacy Nesco Owner that Messrs. Kimmelman and D’Argenio may be deemed to beneficially own as managing members of ECP ControlCo (as defined below) that share power to vote and dispose of the securities beneficially owned by ECP ControlCo, which ultimately controls Legacy Nesco Owner, with the other managing members of ECP ControlCo. Messrs. Kimmelman and D’Argenio each disclaims any such beneficial ownership except to the extent of his indirect pecuniary interest in such shares.

(5)
Represents an aggregate of 1,166,667 shares of Nesco common stock issuable upon exercise of Warrants held by Calculated Risk Partners, LP, a family limited partnership the general partner of which is controlled by Mr. Stoops and his wife.

(6)	Includes 5,742 shares of Nesco common stock issuable upon exercise of Warrants.

(7)
Includes (i) 64,450 shares held by Energy Capital Partners III, LP (“ECP III”), (ii) 2,169,601 shares held by Energy Capital Partners III-A, LP (“III-A”), (iii) 262,015 shares held by Energy Capital Partners III-B, LP (“III-B”), (iv) 896,947 shares held by Energy Capital Partners III-C. LP (“III-C”), (v) 1,106,987 shares held by Energy Capital Partners III-D, LP (“III-D”), (vi) 2,392,808 shares issuable to NESCO Holdings, LP (“Legacy Nesco Owner”) upon exercise of Warrants, and (vii) 21,238,988 shares held by Legacy Nesco Owner. The business address of Legacy Nesco Owner is 6714

Pointe Inverness Way, Suite 220, Fort Wayne, Indiana 46804. NESCO Holdings GP, LLC is the general partner of Legacy Nesco Owner and as such may be deemed to beneficially own the shares held by Legacy Nesco Owner. ECP III, III-A, III-B, III-C, III-D, LP, and Energy Capital Partners III (NESCO Co-Invest), LP, a Delaware limited partnership (collectively, the “ECP Funds”), collectively own 100% of NESCO Holdings GP, LLC and as such may be deemed to beneficially own the shares held by NESCO Holdings GP, LLC. ECP ControlCo, LLC (“ECP ControlCo”) is the managing member of Energy Capital Partners III, LLC (“ECP III GP LLC”), which is (i) the general partner of Energy Capital Partners GP III, LP (“ECP III GP LP”), which is the general partner of each of the ECP III, III-A, III-B, III-C and III-D, and, (ii) the managing member of Energy Capital Partners GP III Co-Investment (NESCO), LLC, which is the general partner of Energy Capital Partners III (NESCO Co-Invest), LP, and, as such, each of ECP Control Co, ECP III GP LLC, ECP III GP LP and Energy Capital Partners GP III Co-Investment(NESCO), LLC may be deemed to beneficially own the shares beneficially owned by the ECP Funds, as applicable. Douglas Kimmelman, Andrew Singer, Peter Labbat, Tyler Reeder and Rahman D’Argenio are the managing members of ECP ControlCo and share the power to vote and dispose of the securities beneficially owned by ECP ControlCo. As such, Messrs. Kimmelman, Singer, Labbat, Reeder and D’Argenio disclaim any beneficial ownership of the shares beneficially owned by ECP ControlCo except to the extent of their indirect pecuniary interest in such shares. The address for each person and entity in this footnote is 40 Beechwood Road, Summit, New Jersey 07901.

(8)	Includes 2,457,338 shares of Nesco common stock issuable upon exercise of Warrants. The address for this entity is 1300 17th Street, Suite 820, Arlington, Virginia, 20009.

(9)	Includes 1,228,670 shares of Nesco common stock issuable upon exercise of Warrants. The address for this entity is 1300 17th Street, Suite 820, Arlington, Virginia, 20009.

(10)
The business address of this entity is 901 South Bond Street, Suite #400, Baltimore, Maryland 21231. Represents shares held by Brown Investment Advisory & Trust Company and Brown Advisory LLC, two subsidiaries of Brown Advisory Incorporated. Information derived from a Schedule 13G/A filed on February 14, 2020.

(11)
The business address of this entity is 77 West Wacker Drive, 7th Floor, Chicago, IL 60601. Alyeska Investment Group, L.P. is a registered investment advisor. Alyeska Fund GP, LLC is the general partner and control person of Alyeska Master Fund, L.P. Alyeska Fund 2 GP, LLC is the general partner and control person of Alyeska Master Fund 2, L.P. Alyeska Fund 3 GP, LLC, is the general partner and control person of Alyeska Master Fund 3, L.P. Anand Parekh is the chief executive officer and control person of Alyeska Investment Group, L.P. Information derived from a Schedule 13G/A filed on February 14, 2020.

(12)
Includes 2,295,814 shares of Nesco common stock held by Brookfield Credit Opportunities Master Fund, L.P. (“BCOMF”), of which 1,362,480 shares are issuable upon exercise of Warrants held by BCOMF and 404,175 shares of Nesco common stock held by OC 538 Offshore Fund, L.P. (“OC538”), of which 251,970 shares are issuable upon exercise of Warrants held by OC538. Brookfield Credit Opportunities Fund GP, LLC (“BCOF GP”) is the general partner of BCOMF and may be deemed to have shared beneficial ownership of the shares of common stock of which BCOMF is the record owner. OC 538 GP, Ltd. (“OC538 GP”) is the general partner of OC538 and may be deemed to have shared beneficial ownership of the shares of common stock of which OC538 is the record owner. Brookfield Asset Management Private Institutional Capital Adviser (Credit), LLC (“BAMPIC (Credit)”) is the investment manager of BCOMF and OC538, and may be deemed to share beneficial ownership of the shares of common stock of which BCOMF and OC538 are the record owners, respectively. Brookfield Asset Management Inc. (“BAM”), by virtue of its relationship to BAMPIC (Credit), may be deemed to share beneficial ownership of the shares of common stock over which BAMPIC (Credit) may share beneficial ownership. Partners Limited, by virtue of its relationship with BAM, may be deemed to share beneficial ownership of the shares of common stock of which BAM may share beneficial ownership. The address for each person and entity in this footnote is 181 Bay Street, Suite 300, Brookfield Place, Toronto, Ontario M5J 2T3, Canada. Information derived from a Schedule 13G/A filed on February 19, 2020.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Commercial Agreements
             ECP and their affiliates have ownership interests in a broad range of companies. Nesco has entered into commercial transactions in the ordinary course of its business with a subsidiary of PLH Group, Inc., a company partially owned by an affiliate of ECP. Revenues derived from these transactions have totaled $11.5 million, $9.9 million and $6.0 million for each of the years ended December 31, 2019, 2018 and 2017, respectively. Accounts receivable at December 31, 2019 and 2018 was $10.2 million and $0.2 million, respectively.
Indemnification Agreements
             Our certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by law. In addition, we entered into indemnification agreements with some of our directors in connection with the Merger with Capitol.
            We also have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.
            Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our board of directors.
Executive Compensation and Employment Arrangements
            For a description of the compensation arrangements we have with our executive officers, please read the section titled “Executive Compensation.”

Other Transactions
            We have granted stock options and RSUs to our Named Executive Officers and certain of our directors. See the section titled “Executive Compensation-Nesco Holdings, Inc. 2019 Omnibus Incentive Plan” for a description of these stock options and RSUs.
            We have entered into change in control agreements with certain of our executive officers pursuant to offer letters and/or employment agreements that, among other things, provide for certain severance and change in control benefits. See the section titled “Executive Compensation-Executive Employment Agreements.”
            Other than as described above under this section titled “Certain Relationships and Related Party Transactions,” since January 1, 2019, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. We believe the terms of the transactions described above were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.
Policies and Procedures for Related Party Transactions
            Our audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. Our written policy regarding transactions between us and related persons provides that a related person is defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our common stock or preferred stock, in each case since the beginning of the most recently completed year, and any of their immediate family members. Our audit committee charter provides that our audit committee shall review and approve or disapprove any related party transactions.

OTHER MATTERS
Section 16(A) Beneficial Ownership Reporting Compliance
            Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
            SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during the fiscal year ended December 31, 2019, all Section 16(a) filing requirements were satisfied on a timely basis, with the exception of Messrs. Jacobson, Plummer, Stoops, Blackadar, Heinemann and Kapelke, each of whom filed a late Form 4 on September 10, 2019, reporting the August 21, 2019 granting of options for the purchase of common shares and the granting of restricted stock units.
2019 Annual Report and SEC Filings
            Our financial statements for the year ended December 31, 2019 are included in our annual report on Form 10-K. Our annual report and this proxy statement are posted on our website at https://investors.nescospecialty.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Investor Relations, Nesco Holdings, Inc., 6714 Pointe Inverness Way, Suite 220, Fort Wayne, Indiana 46804. The annual report is not soliciting material and is not incorporated into this document by reference.
*                *                *
            The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote shares they represent in accordance with their own judgment on such matters.
            It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS
Fort Wayne, Indiana May 1, 2020

Annex A
NESCO HOLDINGS, INC.
AMENDED AND RESTATED 2019 OMNIBUS INCENTIVE PLAN
ARTICLE I.
Purpose
The Plan’s purpose is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities. Capitalized terms used in the Plan are defined in Article XI.
ARTICLE II.
Eligibility
Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.
ARTICLE III.
Administration and Delegation
3.1    Administration. The Plan is administered by the Administrator. The Administrator has authority to determine which Service Providers receive Awards, grant Awards and set Award terms and conditions, subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan or any Award as it deems necessary or appropriate to administer the Plan and any Awards. The Administrator’s determinations under the Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or any Award.
3.2    Appointment of Committees. To the extent Applicable Laws permit, the Board may delegate any or all of its powers under the Plan to one or more Committees or officers of the Company or any of its Subsidiaries. The Board may abolish any Committee or re-vest in itself any previously delegated authority at any time.
ARTICLE IV.
SHARES Available for Awards
4.1    Number of Shares. Subject to adjustment under Article VIII and the terms of this Article IV, Awards may be made under the Plan covering up to the Overall Share Limit. Shares issued under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares.
4.2    Share Recycling. If all or any part of an Award expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, redeemed, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the Award at a price not greater than the price (as adjusted to reflect any Equity Restructuring) paid by the Participant for such Shares or not issuing any Shares covered by the Award, the unused Shares covered by the Award will, as applicable, become or again be available for Award grants under the Plan. Further, Shares delivered (either by actual delivery or attestation) to the Company by a Participant to satisfy the applicable exercise or purchase price of an Award and/or to satisfy any applicable tax withholding obligation (including Shares retained by the Company from the Award being exercised or purchased and/or creating the tax obligation) will, as applicable, become or again be available for Award grants under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not count against the Overall Share Limit.

4.3    Incentive Option Limitations. Notwithstanding anything to the contrary herein, no more than 6,150,000 Shares may be issued pursuant to the exercise of Incentive Options.
4.4    Substitute Awards. In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or shares, the Administrator may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above), except that Shares acquired by exercise of substitute Incentive Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Options under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of shares of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.
4.5    Non-Employee Director Award Limit. Notwithstanding any provision to the contrary in the Plan, the maximum aggregate grant date fair value (as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a non-employee Director as compensation for services as a non-employee Director during any fiscal year of the Company may not exceed $700,000 per year (provided that such limit shall not apply in the first fiscal year of a director’s service with the Company if the Awards in excess of such amount are approved by other directors not receiving comparable or similar awards).
ARTICLE V.
Options and Stock Appreciation Rights
5.1    General. The Administrator may grant Options or Stock Appreciation Rights to Service Providers subject to the limitations in the Plan, including any limitations in the Plan that apply to Incentive Options. The Administrator will determine the number of Shares covered by each Option and Stock Appreciation Right, the exercise price of each Option and Stock Appreciation Right and the conditions and limitations applicable to the exercise of each Option and Stock Appreciation Right. A Stock Appreciation Right will entitle the Participant (or other person entitled to exercise the Stock Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Stock Appreciation Right an amount determined by multiplying the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose and payable in cash, Shares valued at Fair Market Value or a combination of the two as the Administrator may determine or provide in the Award Agreement.
5.2    Exercise Price. The Administrator will establish each Option’s and Stock Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. The exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option or Stock Appreciation Right.
5.3    Duration. Each Option or Stock Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that the term of an Option or Stock Appreciation Right will not exceed ten years. Notwithstanding the foregoing and unless determined otherwise by the Company, in the event that on the last business day of the term of an Option or Stock Appreciation Right (other than an Incentive Option) (i) the exercise of the Option or Stock Appreciation Right is prohibited by Applicable Law, as determined by the Company, or (ii) Shares may not be purchased or sold by the applicable Participant due to any Company insider trading policy (including blackout periods) or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or Stock Appreciation Right shall be extended until the date that is thirty (30) days after the end of the legal prohibition, black-out period or lock-up agreement, as determined by the Company; provided, however, in no event shall the extension last beyond the ten year term of the applicable Option or Stock Appreciation Right. Notwithstanding the foregoing, if the Participant, prior to the end of the term of an Option or Stock Appreciation Right, violates the non-competition, non-solicitation, confidentiality or other similar restrictive covenant provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries, the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant shall terminate immediately upon such violation, unless the Company otherwise determines. In addition, if, prior to the end of the term of an Option or Stock Appreciation Right, the Participant is given notice by the Company or any of its Subsidiaries of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause, and the effective date of such Termination of Service is subsequent to the date of the delivery of such notice, the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s service as a Service Provider will not be terminated for Cause as provided in such notice or (ii) the effective date of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause (in which case the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant will terminate immediately upon the effective date of such termination of Service).
5.4    Exercise. Options and Stock Appreciation Rights may be exercised by delivering to the Company a written notice of exercise, in a form the Administrator approves (which may be electronic), signed by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, payment in full (i) as specified in Section 5.5 for the number of Shares for which the Award is exercised and (ii) as specified in Section 9.5 for any applicable taxes. Unless the Administrator otherwise determines, an Option or Stock Appreciation Right may not be exercised for a fraction of a Share.
5.5    Payment Upon Exercise. Subject to Section 10.8, any Company insider trading policy (including blackout periods) and Applicable Laws, the exercise price of an Option must be paid by:
(a)    cash, wire transfer of immediately available funds or by check payable to the order of the Company, provided that the Company may limit the use of one of the foregoing payment forms if one or more of the payment forms below is permitted;
(b)    if there is a public market for Shares at the time of exercise, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Administrator;
(c)    to the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value;
(d)    to the extent permitted by the Administrator, surrendering Shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date;
(e)    to the extent permitted by the Administrator, delivery of a promissory note or any other property that the Administrator determines is good and valuable consideration; or

(f)    to the extent permitted by the Company, any combination of the above payment forms approved by the Administrator.
ARTICLE VI.
Restricted Stock; Restricted Stock Units
6.1    General. The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Service Provider, subject to the Company’s right to repurchase or redeem all or part of such shares at their issue price or other stated or formula price from the Participant (or to require forfeiture of such shares) if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant to Service Providers Restricted Stock Units, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement. The Administrator will determine and set forth in the Award Agreement the terms and conditions for each Restricted Stock and Restricted Stock Unit Award, subject to the conditions and limitations contained in the Plan.
6.2    Restricted Stock.
(a)    Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares of Restricted Stock, unless the Administrator provides otherwise in the Award Agreement. In addition, unless the Administrator provides otherwise, if any dividends or distributions are paid in Shares, or consist of a dividend or distribution to holders of Shares or property other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.
(b)    Stock Certificates. The Company may require that the Participant deposit in escrow with the Company (or its designee) any stock certificates issued in respect of share of Restricted Stock, together with a stock power endorsed in blank.
6.3    Restricted Stock Units.
(a)    Settlement. The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A.
(b)    Stockholder Rights. A Participant will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.
(c)    Dividend Equivalents. If the Administrator provides, a grant of Restricted Stock Units may provide a Participant with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant, settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the Restricted Stock Units with respect to which the Dividend Equivalents are granted and subject to other terms and conditions as set forth in the Award Agreement.
ARTICLE VII.
Other STOCK or Cash Based Awards
Other Stock or Cash Based Awards may be granted to Participants, including Awards entitling Participants to receive Shares to be delivered in the future and including annual or other periodic or long-term cash bonus awards (whether based on specified Performance Criteria or otherwise), in each case subject to any conditions and limitations in the Plan. Such Other Stock or Cash Based Awards will also be available as a payment form in the settlement of other

Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock or Cash Based Awards may be paid in Shares, cash or other property, as the Administrator determines. Subject to the provisions of the Plan, the Administrator will determine the terms and conditions of each Other Stock or Cash Based Award, including any purchase price, performance goal (which may be based on the Performance Criteria), transfer restrictions, and vesting conditions, which will be set forth in the applicable Award Agreement.
ARTICLE VIII.
Adjustments for Changes in Shares
and Certain Other Events
8.1    Equity Restructuring(a). In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Article VIII, the Administrator will equitably adjust each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award’s exercise price or grant price (if applicable), granting new Awards to Participants, and making a cash payment to Participants. The adjustments provided under this Section 8.1 will be nondiscretionary and final and binding on the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.
8.2    Corporate Transactions. In the event of any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), reorganization, merger, consolidation, combination, amalgamation, repurchase, redemption, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Shares or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Shares or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Laws or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Law or accounting principles may be made within a reasonable period of time after such change) and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or accounting principles:
(a)    To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;
(b)    To provide that such Award shall vest and, to the extent applicable, be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;
(c)    To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the shares of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Administrator;
(d)    To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article IV hereof on the maximum number and kind of shares which may be issued)

and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards;
(e)    To replace such Award with other rights or property selected by the Administrator; and/or
(f)    To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.
8.3    Administrative Stand Still. In the event of any pending share dividend, share split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the share price of Shares, including any Equity Restructuring or any securities offering or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to sixty days before or after such transaction.
8.4    General. Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 8.1 above or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Article VIII.
ARTICLE IX.
General Provisions Applicable to Awards
9.1    Transferability. Except as the Administrator may determine or provide in an Award Agreement or otherwise for Awards other than Incentive Options, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a domestic relations order, and, during the life of the Participant, will be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the Administrator specifically approves.
9.2    Documentation. Each Award will be evidenced in an Award Agreement, which may be written or electronic, as the Administrator determines. Each Award may contain terms and conditions in addition to those set forth in the Plan.
9.3    Discretion. Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.
9.4    Termination of Status. The Administrator will determine how the disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant’s Service Provider status affects an Award and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable.

9.5    Withholding. Each Participant must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by law to be withheld in connection with such Participant’s Awards by the date of the event creating the tax liability. The Company may deduct an amount sufficient to satisfy such tax obligations based on the applicable statutory withholding rates (or such other rate as may be determined by the Company after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Participant. Subject to Section 10.8 and any Company insider trading policy (including blackout periods), Participants may satisfy such tax obligations (i) in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company, provided that the Company may limit the use of the foregoing payment forms if one or more of the payment forms below is permitted, (ii) to the extent permitted by the Administrator, in whole or in part by delivery of Shares, including Shares retained from the Award creating the tax obligation, valued at their Fair Market Value, (iii) if there is a public market for Shares at the time the tax obligations are satisfied, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Administrator, or (iv) to the extent permitted by the Company, any combination of the foregoing payment forms approved by the Administrator. If any tax withholding obligation will be satisfied under clause (ii) of the immediately preceding sentence by the Company’s retention of Shares from the Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.
9.6    Amendment of Award; No Repricing. The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an Incentive Option to a Non-Qualified Option. The Participant’s consent to such action will be required unless (i) the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Award, or (ii) the change is permitted under Article VIII or pursuant to Section 10.6. Notwithstanding the foregoing, the Administrator may not, without the approval of the Company’s stockholders, take any action that would be considered a “repricing” of an Option or Stock Appreciation Right under the applicable listing standards of the national securities exchange on which the Common Stock is listed (if any).
9.7    Conditions on Delivery of Shares. The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.
9.8    Acceleration. The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.
9.9    Additional Terms of Incentive Options. The Administrator may grant Incentive Options only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Options under the Code. If an Incentive Option is granted to a Greater Than 10% Stockholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years. All Incentive Options will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within (i) two years from the grant date of the Option or (ii) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Administrator will be liable to a Participant, or any other party, if an Incentive Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code. Any Incentive Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Non-Qualified Option.
ARTICLE X.
Miscellaneous
10.1    No Right to Employment or Other Status. No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement.
10.2    No Rights as Stockholder; Certificates. Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a stockholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on share certificates issued under the Plan that the Administrator deems necessary or appropriate to comply with Applicable Laws.
10.3    Effective Date and Term of Plan. The Plan became effective on the day that it was initially adopted by the Board and approved by stockholders in 2019 and will remain in effect until the tenth anniversary of the date the Board initially adopted the Plan in 2019, but Awards previously granted may extend beyond that date in accordance with the Plan.
10.4    Amendment of Plan. The Administrator may amend, suspend or terminate the Plan at any time; provided that no amendment, other than an increase to the Overall Share Limit, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent. No Awards may be granted under the Plan during any suspension period or after Plan termination. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination. The Board will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.
10.5    Provisions for Foreign Participants. The Administrator may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.
10.6    Section 409A.
(a)    General. The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 10.6 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.
(b)    Separation from Service. If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s Service Provider relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”
(c)    Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.
10.7    Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.
10.8    Lock-Up Period. The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to one hundred eighty days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter.
10.9    Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its

Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 10.9 in writing, without cost, by contacting the local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section 10.9. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.
10.10    Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.
10.11    Governing Documents. If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply.
10.12    Governing Law. The Plan and all Awards will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Delaware.
10.13    Claw-back Provisions. All Awards (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to any Company claw-back policy, including any claw-back policy adopted to comply with Applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as set forth in such claw-back policy or the Award Agreement.
10.14    Titles and Headings. The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.
10.15    Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.
10.16    Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.
10.17    Broker-Assisted Sales. In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards, including amounts to be paid under the final sentence of Section 9.5: (a) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Participants in the Plan in which all participants receive an average price; (c) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d)

to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.
ARTICLE XI.
Definitions
As used in the Plan, the following words and phrases will have the following meanings:
11.1    “Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.
11.2    “Applicable Laws” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where Awards are granted.
11.3    “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Other Stock or Cash Based Awards.
11.4    “Award Agreement” means a written agreement evidencing an Award, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.
11.5    “Board” means the Board of Directors of the Company.
11.6    “Cause” means, with respect to a Participant, “Cause” (or any term of similar effect) as defined in such Participant’s employment agreement with the Company or any of its Subsidiaries if such an agreement exists and contains a definition of Cause (or term of similar effect), or, if no such agreement exists or such agreement does not contain a definition of Cause (or term of similar effect), then Cause shall include, but not be limited to: (i) the Participant’s unauthorized use or disclosure of confidential information or trade secrets of the Company or any of its Subsidiaries or any material breach of a written agreement between the Participant and the Company or any of its Subsidiaries, including without limitation a material breach of any employment, confidentiality, non-compete, non-solicit or similar agreement; (ii) the Participant’s commission of, indictment for or the entry of a plea of guilty or nolo contendere by the Participant to, a felony under the laws of the United States or any state thereof or any crime involving dishonesty or moral turpitude (or any similar crime in any jurisdiction outside the United States); (iii) the Participant’s negligence or willful misconduct in the performance of the Participant’s duties or the Participant’s willful or repeated failure or refusal to substantially perform assigned duties; (iv) any act of fraud, embezzlement, material misappropriation or dishonesty committed by the Participant against the Company or any of its Subsidiaries; or (v) any acts, omissions or statements by a Participant which the Company determines to be materially detrimental or damaging to the reputation, operations, prospects or business relations of the Company or any of its Subsidiaries.
11.7    “Change in Control” means and includes each of the following:
(a)    A transaction or series of transactions (other than an offering of Shares to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (i) and (ii) of subsection (c) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or
(b)    During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (a) or (c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or
(c)    The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or shares of another entity, in each case other than a transaction:
(i)    which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
(ii)    after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b) or (c) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).
The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.
11.8    “Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.
11.9    “Committee” means one or more committees or subcommittees of the Board, which may include one or more Company directors or executive officers, to the extent Applicable Laws permit. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.
11.10    “Common Stock” means share(s) of common stock par value $0.0001 per share of the Company.

11.11    “Company” means Nesco Holdings, Inc., a Delaware corporation.
11.12    “Consultant” means any person, including any adviser, engaged by the Company or a Subsidiary to render services to such entity if the consultant or adviser: (i) renders bona fide services to the Company or a Subsidiary; (ii) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) is a natural person.
11.13    “Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.
11.14    “Director” means a Board member.
11.15    “Disability” means a permanent and total disability under Section 22(e)(3) of the Code, as amended.
11.16    “Dividend Equivalents” means a right granted to a Participant under the Plan to receive the equivalent value (in cash or Shares) of dividends paid on Shares.
11.17    “Employee” means any employee of the Company or its Subsidiaries.
11.18    “Equity Restructuring” means a nonreciprocal transaction between the Company and its stockholders, such as a share dividend, share split, spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other Company securities) or the share price of the Shares (or other Company securities) and causes a change in the per share value of the Shares underlying outstanding Awards.
11.19    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
11.20    “Fair Market Value” means, as of any date, the value of Shares determined as follows: (i) if the Shares are listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Shares as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Shares are not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) without an established market for the Shares, the Administrator will determine the Fair Market Value in its discretion.
11.21    “Greater Than 10% Stockholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of equity securities of the Company or its parent or subsidiary corporation, as defined in Section 424(e) and (f) of the Code, respectively.
11.22    “Incentive Option” means an Option intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.
11.23    “Non-Qualified Option” means an Option not intended or not qualifying as an Incentive Option.
11.24    “Option” means an option to purchase Shares.
11.25    “Other Stock or Cash Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property.
11.26    “Overall Share Limit” means 6,150,000 Shares.
11.27    “Participant” means a Service Provider who has been granted an Award.

11.28    “Performance Criteria” mean the criteria (and adjustments) that the Administrator may select for an Award to establish performance goals for a performance period, which may include the following: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on shareholders’ equity; total shareholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company or a Subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies. The Committee may provide for exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) reorganization or change in the corporate structure or capital structure of the Company, (f) an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) the refinancing or repurchase of bank loans or debt securities, (j) unbudgeted capital expenditures, (k) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (l) conversion of some or all of convertible securities to Shares, (m) any business interruption event (n) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (o) the effect of changes in other laws or regulatory rules affecting reported results.
11.29    “Plan” means this Amended and Restated 2019 Omnibus Incentive Plan.
11.30    “Restricted Stock” means Shares awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.
11.31    “Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, a Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions.
11.32    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.
11.33    “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.
11.34    “Securities Act” means the Securities Act of 1933, as amended.
11.35    “Service Provider” means an Employee, Consultant, or Director of the Company or any of its Subsidiaries.
11.36    “Share” means a share of Common Stock.

11.37    “Stockholder” means a holder of Common Stock.
11.38    “Stock Appreciation Right” means a stock appreciation right granted under Article V.
11.39    “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
11.40    “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
11.41    “Termination of Service” means the date the Participant ceases to be a Service Provider.
* * * * *

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 10, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NSCO2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 10, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D16326-P40102

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NESCO HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect three Class A directors to serve until the 2023 Annual Meeting of Stockholders and until their successors are duly elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Lee Jacobson
02) L. Dyson Dryden
03) Jennifer Gray

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 10-K Wrap are available at www.proxyvote.com.

D16327-P40102

NESCO HOLDINGS, INC.
Annual Meeting of Stockholders
June 11, 2020 9:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Lee Jacobson, Bruce Heinemann, and Kevin Kapelke, or any of them, as proxies, each with the full power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of NESCO HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the 2020 Annual Meeting of Stockholders to be held at 9:00 AM, EDT on June 11, 2020, virtually via a live webcast at www.virtualshareholdermeeting.com/NSCO2020, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSAL 2 AND PROPOSAL 3. ANY ADDITIONAL BUSINESS AS MAY PROPERLY COME BEFORE THE 2020 ANNUAL MEETING OF STOCKHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PERSON VOTING THE PROXY. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO COMMENCEMENT OF VOTING AT THE 2020 ANNUAL MEETING OF STOCKHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side